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Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-208235
and 333-208235-01 through 333-208235-21

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.375% Notes due 2020	$1,000,000,000	100%	$1,000,000,000	$100,700

3.500% Notes due 2020	€400,000,000	100%	€400,000,000	$42,757

4.375% Notes due 2023	€700,000,000	100%	€700,000,000	$74,825

Total				$218,282

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, based upon the closing U.S. dollar/euro exchange rate of U.S. $1.0615/€1 as reported by Bloomberg on December 2, 2015.

PROSPECTUS SUPPLEMENT
(To prospectus dated November 27, 2015)

$1,000,000,000

€1,100,000,000

Ball Corporation

$1,000,000,000 4.375% Senior Notes due 2020

€400,000,000 3.500% Senior Notes due 2020

€700,000,000 4.375% Senior Notes due 2023

                     Ball Corporation is offering $1 billion in aggregate principal amount of 4.375% Senior Notes due 2020 (the "2020 Dollar notes"), €400 million in aggregate principal amount of 3.500% Senior Notes due 2020 (the "2020 Euro notes") and €700 million in aggregate principal amount of 4.375% Senior Notes due 2023 (the "2023 Euro notes"). The 2020 Dollar notes, 2020 Euro notes and 2023 Euro notes are referred to collectively as the "notes." The 2020 Euro notes and 2023 Euro notes are referred to together as the "euro-denominated notes." Ball Corporation will pay interest on the notes on January 1 and July 1 of each year, beginning July 1, 2016. The 2020 Dollar notes will mature on December 15, 2020, the 2020 Euro notes will mature on December 15, 2020 and the 2023 Euro notes will mature on December 15, 2023.

                     We may redeem the notes of each series, in whole or in part, at our option at any time at the redemption prices described under "Description of Notes—Optional Redemption." In addition, we may redeem each series of the euro-denominated notes, at our option, in whole but not in part in the event of certain developments affecting United States taxation as described under the heading "Description of Notes—Redemption for Tax Reasons." If a Change of Control Repurchase Event (as defined herein) occurs, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes on terms described under "Description of Notes—Repurchase upon Change of Control Repurchase Event."

                     We intend to use the net proceeds from this offering of the notes, together with borrowings under the Bridge Loan Agreement or any Alternative Financing (each as defined herein) and cash on hand, to fund the cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition (as defined herein) and related fees and expenses. This offering is not conditioned upon, and is expected to be consummated before, the completion of the Rexam Acquisition. If the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, Ball will redeem all of the outstanding notes of each series (the "Special Mandatory Redemption") at a price, for each series of the notes, equal to 100% of the issue price of such notes, plus accrued and unpaid interest from the issue date to, but excluding, the Special Mandatory Redemption Date (as defined herein) and additional amounts, if any (the "Special Mandatory Redemption Price"). See "Description of Notes—Special Mandatory Redemption."

                     The notes will be senior unsecured obligations of Ball Corporation and will rank equally in right of payment to all of Ball Corporation's existing and future senior indebtedness and senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes. Substantially all of our domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. The notes will be effectively subordinated to all secured indebtedness of Ball Corporation to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not guarantors of the notes. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."

                     The notes will be issued in book-entry form only, in minimum denominations of, with respect to the 2020 Dollar notes, $2,000 and integral multiples of $1,000 in excess thereof, and, with respect to the euro-denominated notes, €100,000 and integral multiples of €1,000 in excess thereof.

                     Currently there is no market for the notes. Application has been made for the euro-denominated notes to be admitted to the Official List of the Irish Stock Exchange and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. Investors should note that any listing particulars approved by the Irish Stock Exchange would be issued by us solely for the purposes of obtaining a listing of the euro-denominated notes on the Irish Stock Exchange following completion of the offering and issuance of the euro-denominated notes contemplated in this prospectus supplement and such listing particulars should not be relied upon by any person. There can be no assurance that a listing of the euro-denominated notes will be obtained. The 2020 Dollar notes will not be listed on any securities exchange.

                     Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-24 of this prospectus supplement.

	Per 2020 Dollar note	Total	Per 2020 Euro note	Total	Per 2023 Euro note	Total
Public offering price(1)	100.00%	$1,000,000,000	100.00%	€400,000,000	100.00%	€700,000,000
Underwriting discount	1.25%	$12,500,000	1.25%	€5,000,000	1.25%	€8,750,000
Proceeds, before expenses	98.75%	$987,500,000	98.75%	€395,000,000	98.75%	€691,250,000

(1)
Plus accrued interest from December 14, 2015, if settlement occurs after that date.

                     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                     The notes will be ready for delivery in book-entry form only through, with respect to the 2020 Dollar notes, the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, and, with respect to the euro-denominated notes, Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about December 14, 2015.

Joint Book-Running Managers

Goldman, Sachs & Co.	Deutsche Bank Securities

BofA Merrill Lynch	KeyBanc Capital Markets

Mizuho Securities	Rabobank

Co-Managers

ANZ Securities	BNP PARIBAS	Credit Agricole CIB

MUFG	PNC Capital Markets LLC	Santander

SMBC Nikko	TD Securities	UniCredit Capital Markets

RB International Markets (USA)	Barclays	The Williams Capital Group, L.P.

The date of this prospectus supplement is December 2, 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its consolidated subsidiaries.

              This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the U.S. Securities and Exchange Commission (the "SEC") for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

              References in this prospectus supplement and the accompanying prospectus to "$," "dollars" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all.

              Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0596, which is the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York on November 27, 2015. Unless otherwise specified, the British pound/U.S. dollar rate of exchange used in this prospectus supplement is £1.00 = $1.5129, which was the British pounds to U.S. dollar exchange rate on September 30, 2015, based on data provided by Bloomberg.

              IN CONNECTION WITH THIS OFFERING, GOLDMAN, SACHS & CO (THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF IN THIS CAPACITY), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

              THE UNDERWRITERS HAVE ADVISED US THAT ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

Notice to Prospective Investors in the European Economic Area

              This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area (the "EEA") that has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. "Prospectus Directive" means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

              This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (i) persons having professional experience in matters relating to investments falling within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, as described and falling within Article 49(2)(a) to (e) of the Order (each such person being referred to as a "Relevant Person"). This prospectus supplement and the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

              This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA") by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us. The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

WHERE YOU CAN FIND MORE INFORMATION

              Ball files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Ball's SEC filings will also be available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball's common stock is listed.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The SEC allows the "incorporation by reference" of the information filed by Ball with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed by Ball with the SEC are incorporated by reference herein:

  •
  Ball's Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  Ball's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

  •
  Ball's Current Reports on Form 8-K filed with the SEC on February 5, 2015, February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015, April 30, 2015, May 7, 2015, June 15, 2015, June 25, 2015, June 26, 2015, July 30, 2015, October 29, 2015, October 30, 2015 and November 27, 2015 (in each case, other than portions of those documents not deemed to be filed).

              Whenever, before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or the related exhibits furnished pursuant to Item 9.01 of Form 8-K into this prospectus supplement, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

              If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan," "believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

              Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our Form 10-K for the fiscal year ended December 31, 2014, our Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and in this prospectus supplement. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

              with respect to our packaging segments:

  •
  product demand fluctuations;

  •
  availability/cost of raw materials;

  •
  competitive packaging, pricing and substitution;

  •
  changes in climate and weather;

  •
  changes in crop yields;

  •
  competitive activity;

  •
  failure to achieve productivity improvements or cost reductions;

  •
  mandatory deposit or other restrictive packaging laws;

  •
  customer and supplier consolidation, power and supply chain influence;

  •
  changes in major customer or supplier contracts or loss of a major customer or supplier;

  •
  political instability and sanctions; and

  •
  changes in foreign exchange or tax rates;

              with respect to our aerospace segment:

  •
  funding, authorization, availability and returns of government and commercial contracts; and

  •
  delays, extensions and technical uncertainties affecting segment contracts;

              with respect to the Company as a whole:

  •
  those factors listed above, plus:

  •
  changes in senior management;

  •
  regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

    •
    technological developments and innovations;

    •
    litigation;

    •
    strikes;

    •
    labor cost changes;

    •
    rates of return on assets of the Company's defined benefit retirement plans;

    •
    pension changes;

    •
    uncertainties surrounding the U.S. government budget, sequestration and debt limit;

    •
    reduced cash flow;

    •
    ability to achieve cost-out initiatives and interest rates affecting our debt;

    •
    successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam Acquisition or the proposed Latapack-Ball acquisition, the effect of the announcement of the acquisition on our business relationships, operating results and business generally, and the successful or unsuccessful integration of any such acquisitions;

    •
    the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam (as defined herein) in respect of the Rexam Acquisition or the definitive agreements in respect of the Latapack-Ball acquisition;

    •
    the outcome of any legal proceedings that may be instituted against us;

    •
    the failure to satisfy conditions to completion of the Rexam Acquisition or the remaining interests in the Latapack-Ball acquisition, including the receipt of all required regulatory approvals; and

    •
    the amount of divestitures required to obtain regulatory approval in connection with the Rexam Acquisition, and the terms on which any such divestitures can be consummated.

              If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET AND INDUSTRY DATA

              The market, industry or similar data presented herein are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus supplement.

SUMMARY

              This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to "Ball Corporation" or "Ball" refer only to Ball Corporation and not to any of its subsidiaries, and references to the "Company," "we," "us," "our" and similar terms refer to Ball Corporation and its consolidated subsidiaries.

Our Company

              We are one of the world's leading suppliers of metal packaging to the beverage, food, personal care and household products industries. We are one of the largest manufacturers of metal beverage containers in the world and the largest in North America. Our packaging products are produced for a variety of end uses and are currently manufactured in plants around the world. We also provide aerospace and other technologies and services to governmental and commercial customers. We had net sales of $8.6 billion and EBITDA of $1.1 billion for the year ended December 31, 2014.

              Our products include:

  •
  aluminum and steel beverage containers for carbonated soft drinks, beer, energy drinks and other beverages, of which in 2014 we produced approximately 41 billion recyclable beverage containers in the Americas, 6 billion containers in the People's Republic of China, or PRC, and 18 billion containers in Europe (excluding Russia), representing approximately 35 percent, 20 percent and 30 percent of total industry shipments, respectively;

  •
  two-piece and three-piece steel food containers and ends for packaging vegetables, fruit, soups, meat, seafood, nutritional products, pet food and other products, of which we produced approximately 4 billion units in 2014 in North America, representing approximately 16 percent of total shipments; aerosol, paint and general line and decorative specialty containers, of which our production represented approximately 36 percent of total annual North American steel aerosol shipments in 2014;

  •
  aluminum slugs used in the production of impact extruded aluminum containers, of which in the U.S. and Canada, we are the leading supplier and estimate our percentage of the total industry shipments to be approximately 87 percent; our European aluminum aerosol shipments represented approximately 21 percent of total European industry shipments in 2014, and in Mexico we produce impact extruded aluminum containers; and

  •
  aerospace and other high technology products and services, including spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced aerospace technologies and products that enable deep space missions.

              We sell our packaging products mainly to large multinational beverage, food, personal care and household products companies with which we have developed long-term customer relationships. This is evidenced by our high customer retention and our large number of long-term supply contracts. While we have a diversified customer base, we sell a majority of our packaging products to relatively few major companies in North America, Europe, Asia and South America, as do our equity joint ventures in the U.S. and Vietnam. Our significant customers include: Anheuser-Busch InBev n.v./s.a., Heineken N.V., MillerCoors LLC, PepsiCo Inc. and its affiliated bottlers, SABMiller plc, The Coca-Cola Company and its affiliated bottlers and Unilever N.V.

 Competitive Strengths

              We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:

  •
  Significant Presence in Multiple Markets—We are the largest manufacturer of metal beverage containers in North America. Our 2014 Americas metal beverage container shipments of approximately 41 billion recyclable beverage containers represented approximately 35 percent of total shipments in the Americas. In addition, we are the second largest metal beverage container producer in Europe, where our 2014 shipments of 18 billion cans represented approximately 30 percent of total European shipments (excluding Russia). We are one of the largest beverage container producers in the PRC and participate in joint ventures in the United States, Brazil and Vietnam. We also have a strong position in North American steel food container and aerosol container manufacturing, with an approximate 16 and 36 percent share, respectively, of shipments in 2014. In the U.S. and Canada, we are the leading supplier of aluminum slugs used in the production of impact extruded aluminum containers and estimate our percentage of the total industry shipments to be approximately 87 percent. Our European extruded aluminum aerosol shipments represented approximately 21 percent of total European industry shipments in 2014, and we also produce aluminum containers in North America.

  •
  Diversified Sources of Cash Flow—Our worldwide operations historically have generated significant cash flow. Our presence in multiple markets, including metal beverage containers, steel food containers and aerosol containers, impact extruded aluminum containers and the slugs used to produce them and high technology aerospace products, diversifies our potential sources of cash flow.

  •
  Low Cost Manufacturer with State-of-the-Art Facilities—Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. Our international packaging segment also operates modern, efficient beverage container plants, with expertise in both steel and aluminum container production. In addition, we have strategically positioned our production sites to provide among the most cost-efficient and effective global coverage of any beverage container manufacturer. Our facilities are located in close proximity to the major geographic regions we serve and are close to our major customers' filling operations in order to minimize transportation costs.

  •
  Experienced Management—We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top ten senior executives average over 18 years of experience in the packaging industry.

  •
  Technological Leadership—We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in container and end manufacturing techniques. Our packaging research and development activities are primarily conducted in technical centers located in Westminster, Colorado and in Bonn, Germany. Current research and development efforts include the development of new sizes and types of metal containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers.

  •
  High Quality Products and Service—We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality awards we have earned.

              We won the Certified Supplier Award from Sherwin-Williams in 2014 for achieving the highest level of excellence in meeting Sherwin-Williams' Purchasing Center of Excellence Supplier Performance Criteria. We won a total of five awards in 2014 and 2015 at the International Metal Decorator's Association (IMDA) Excellence in Quality Conferences. Our high-quality can graphics won the following awards at the IMDA conference in Bloomingdale, IL:

  •
  The Award of Quality Excellence for Meguiar's Hot Shine Tire Coating aerosol can. The Hot Shine Tire Coating can uses Ball's Hexachrome printing process, traditionally a six-color process that provides a wider color gamut for the print and design world. Ball enhanced this process by adding a seventh blue/violet color for an even more attention-getting graphic.

  •
  The Award of Quality Excellence for Team Realtree Outdoor Energy Blaze Orange Tea two-piece can. Realtree's camouflage graphics align with Realtree's branding and appeal to young outdoor enthusiasts.

  •
  The Award of Quality Excellence in the beverage category for Perfect's blueberry lemon lime twelve-ounce can.

  •
  The Award of Quality Excellence in the beverage category for Terrapin's Golden Ale twelve-ounce, two-piece can.

  •
  Best of Category in the two-piece beverage category for Monster's Khaos sixteen-ounce, two-piece can.

              We were awarded the 2014 Specialty Graphic Imaging Association's Golden Image Award in the digitally printed category. We received a Silver Award for "A Frosty Christmas" and a Bronze Award for "Pinecone and Mistletoe" holiday tins. Ball Aerospace & Technologies Corp. received its third consecutive "Supplier of the Year" in 2014 from The Boeing Company for outstanding avionics work, specifically on the F/A-18 and Harpoon antenna programs. It also received the Smithsonian's National Air and Space Museum Trophy for the planet-hunting Kepler mission. Ball Aerocan received the 2014 World Aluminium Aerosol Can Award from AEROBAL, the international organization for aluminum aerosol container manufacturers, for a prototype "U Homme" deodorant can featuring Ball's state-of-the-art Matte & Gloss printing technology.

              We were listed on each of the Dow Jones Sustainability Index (DJSI World) and Dow Jones Sustainability Index North America (DJSI NA) in 2015 as an industry leader in sustainability for the third consecutive year. We took first place in the Containers and Packaging category and were the only company in its sector to be featured on both indices. Newsweek magazine, in partnership with Corporate Knights Capital, ranked us the top packaging and containers company among the largest 500 U.S. companies on overall environmental performance in 2015 Newsweek Green Rankings.

              We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.

 Drive for 10 Business Strategy

              Our overall business strategy is defined by our Drive for 10 vision, which at its highest level is a mindset around perfection, with a greater sense of urgency around our future success. Launched in 2011, our Drive for 10 vision encompasses five strategic levers that are key to growing our businesses and achieving long-term success. These five levers are:

  •
  Maximizing value in our existing businesses;

  •
  Expanding into new products and capabilities;

  •
  Aligning ourselves with the right customers and markets;

  •
  Broadening our geographic reach; and

  •
  Leveraging our know-how and technological expertise to provide a competitive advantage.

              We also maintain a clear and disciplined financial strategy focused on improving shareholder returns through:

  •
  Delivering earnings per share growth of 10 percent to 15 percent per annum over the long-term;

  •
  Focusing on free cash flow generation; and

  •
  Increasing Economic Value Added (EVA®) dollars.

              The cash generated by our businesses is used primarily: (1) to finance the Company's operations, (2) to fund strategic capital investments, (3) to return value to our shareholders via stock buy-back programs and dividend payments and (4) to service the Company's debt. We will, when we believe it will benefit the Company and our shareholders, make strategic acquisitions, enter into joint ventures or divest parts of our Company. The compensation of many of our employees is tied directly to the Company's performance through our EVA®-based incentive programs.

              Since launching Drive for 10 in 2011, we made progress on each of the levers as follows:

  •
  Maximizing value in our existing businesses by rationalizing standard beverage container and end capacity in North America and expanding specialty container production to meet current demand; leveraging plant floor systems in our metal beverage facilities to improve efficiencies and reduce costs; consolidating and/or closing multiple metal beverage and metal food and aerosol packaging facilities; relocating our European headquarters to Zurich, Switzerland, to gain business, customer and supplier efficiencies; and implementing cost-out and value-in initiatives across all of our businesses;

  •
  Expanding further into new products and capabilities by expanding into extruded aluminum aerosol manufacturing with our Mexican acquisition in December 2012; the installation of a new extruded aluminum aerosol line in our Deforest, Wisconsin, facility during 2014; the acquisition of Sonoco's metal end and closure manufacturing facilities in Canton, Ohio, in February 2015; and successfully commercializing extruded aluminum aerosol packaging that utilizes a significant amount of recycled material;

  •
  Aligning ourselves with the right customers and markets by investing capital to meet volume growth for specialty beverage containers throughout our global network, which now represents more than a quarter of our global beverage packaging mix, and the introduction of next generation aluminum bottle-shaping technology in North America for a customer under a long-term arrangement;

  •
  Broadening our geographic reach with new investments in a metal beverage manufacturing facility in Myanmar and an extruded aluminum aerosol manufacturing facility in India, as well as the award of a South Korean environmental instrument in our aerospace business; and

  •
  Leveraging our technological expertise in packaging innovation, including the introduction of next-generation aluminum bottle-shaping technologies and the introduction of a new steel aerosol manufacturing technology starting up in 2015, as well as other technologies to maintain our competitive advantage today and in the future.

These ongoing business developments help us stay close to our customers while expanding and/or sustaining our industry positions with major beverage, food, personal care, household products and aerospace customers.

Industry Overview

              We operate in the packaging industry, which consists of metal, glass, plastic and paper-based products in the form of containers, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and food service, among others. The industry is global with companies of various sizes operating primarily on a local/regional basis as it is generally not economic to transport unfilled containers long distances. We hold leading positions in two of the industry's largest, more mature markets in North America and Europe that are expected to exhibit stable to moderate growth, as well as a leading position in the PRC and a significant position in Brazil, both of which are expanding growth markets. Worldwide shipments of metal beverage containers were approximately 312 billion units in 2014. The metal beverage container industry in the Americas is the largest with approximately 117 billion containers shipped in 2014, followed by Europe (excluding Russia) with approximately 60 billion containers. Shipments of steel food containers and metal aerosol containers in the U.S. and Canada are approximately 27 billion and 4 billion containers annually, respectively. Extruded aluminum aerosol shipments in Europe were approximately 4 billion containers, and aluminum slug shipments in North America were approximately 59,000 metric tonnes.

Recent Developments

Rexam Acquisition

              On February 19, 2015, the Company and Rexam PLC, a public limited company registered in England and Wales ("Rexam"), announced the terms of a recommended offer by the Company to acquire all of the outstanding shares of Rexam in a cash and stock transaction (the "Rexam Acquisition"). Under the terms of the offer, for each Rexam share, Rexam shareholders will receive 407 pence in cash and 0.04568 shares of the Company. The transaction values Rexam at 610 pence per share based on the Company's 90-day volume weighted average stock price as of February 17, 2015, and an exchange rate of US$1.54: £1 on that date representing an equity value of £4.3 billion ($6.6 billion). The actual value of the transaction will be determined based on the exchange rate and the Company's stock price at the time of the closing of the transaction.

              By way of compensation for any loss suffered by Rexam in connection with the preparation and negotiation of the offer, the Co-operation Agreement and any other document relating to the acquisition, Ball has undertaken in a Co-operation Agreement with Rexam that, on the occurrence of a break payment event, Ball will pay, or procure the payment to Rexam of an amount in cash in British pounds. As discussed below, Ball's shareholders approved the issuance of Ball common stock to shareholders of Rexam as partial consideration for the proposed acquisition. As a result, the amount of the break payment would be £302 million.

              A special meeting of Ball's shareholders was held on July 28, 2015, to approve the issuance of Ball common stock to shareholders of Rexam as partial consideration for the proposed acquisition.

Approximately 83 percent of the shares outstanding as of the record date on June 22, 2015, voted, and 99.2 percent of the shares that were voted approved the issuance of Ball's common stock in connection with the proposed acquisition. Both Ball and Rexam's boards of directors unanimously support the transaction, and the consummation of the transaction remains subject to approval from Rexam's shareholders, certain regulatory approvals and other customary closing conditions.

              The transaction is currently undergoing regulatory review processes by the Federal Trade Commission (FTC) in the United States, the European Commission (EC) in Europe and the Council for Economic Defence (CADE) in Brazil. The outcome of such regulatory review processes, and any divestitures of assets which will be required to obtain such regulatory approvals (such divestitures, "Rexam Acquisition Divestitures"), is uncertain and may impact our future financing needs. The Company and Rexam continue to work with the FTC, EC and CADE to obtain the regulatory clearances required to close the transaction.

              On November 20, 2015, the Company confirmed that the EC is market testing a remedies package based upon divestiture commitments in Europe proposed by Rexam and Ball. These commitments were proposed with a view to obtaining EC clearance of the previously announced offer by Ball for Rexam. As a result of this development, the EC's review timetable deadline was automatically extended to January 22, 2016. The Company is also in discussions with the FTC and CADE regarding potential divestitures that will be required to receive regulatory approval for the Rexam Acquisition in the United States and Brazil. At the present time, the aggregate global divestitures under discussion have estimated aggregate annual revenue in the range of $2.5 billion, using 2014 foreign currency translation rates and 2014 aluminum input prices. Within the estimated aggregate global annual revenue figure, the aggregate annual revenue of divestitures under discussion for Europe and the United States for the year ended December 31, 2014 is greater than the figure of $1.58 billion referenced in condition 2(d) of the offer announcement in connection with the Rexam Acquisition. Ball is currently unable to specify the estimated annual revenue of divestitures that may be required in any jurisdiction or combination of jurisdictions (which could be higher or lower than the aggregate global divestitures revenue range mentioned above). The discussions with the regulators are ongoing and are not finalized. There can be no assurance that the Company will reach satisfactory resolution with the regulators, that the amount of required divestitures will not change or that the Company will satisfy, successfully invoke or waive any of the regulatory pre-conditions or conditions to its offer for Rexam and accordingly the Company has not made any decision whether or not to seek to invoke such condition.

              The Company is also in discussions with various parties regarding the purchase of the assets under discussion to be divested. These discussions are ongoing and are not finalized. There can be no assurance that buyers satisfactory to the Company and the regulators for the assets to be divested will be found, or as to the price that the Company would receive for these assets, or the terms and conditions on which such divestitures would be consummated, if at all.

              We plan to fund the Rexam Acquisition through a combination of the net proceeds from this offering, available cash on hand and borrowings under the Bridge Loan Agreement or any Alternative Financing (as defined below), on a secured or unsecured basis.

              We believe that after the consummation of the Rexam Acquisition we would be able to achieve net annual cost synergies in excess of $300 million in the third financial year of operations of the combined company due to lower general and administrative expenses, reduced costs due to optimizing global sourcing via standardization and greater purchasing volume for various direct and indirect materials, lower freight, logistics and warehousing costs and process and efficiency savings from lower production costs and optimizing our expanded production capabilities. In order to realize these identified synergies, we believe we will incur non-recurring integration costs of approximately $300 million over the first three financial years of operations of the combined company. These statements regarding synergies and integration costs relate to future actions and circumstances which by their nature involve risks, uncertainties and contingencies. Our identified synergies and integration costs could be materially different from those estimated. See "Risk Factors—Risks Related to the Proposed Acquisition of Rexam—The announced, proposed acquisition of Rexam is subject to various closing conditions, including governmental, regulatory, and shareholder approvals, as well as other uncertainties, and there can be no assurances as to whether and when it may be completed. Failure to consummate the proposed acquisition could negatively impact our stock price and our future business and financial results" contained in Item 1A of our Annual Report on Form 10-K filed with the SEC on February 20, 2015 and incorporated by reference herein.

              The Company generally targets a leverage ratio (net debt/adjusted EBITDA) of approximately 3.0x. The Company expects that the Rexam Acquisition and related financing transactions will initially raise its pro forma leverage ratio to approximately 4.5x, without giving effect to any of the synergies described above and after consummation of the assumed assets to be divested. After the Rexam Acquisition, the Company expects to target a return to a leverage ratio of approximately 3.0x over the next few years. These targets and expectations are forward-looking, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based upon assumptions with respect to future decisions and other factors, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, see "Risk Factors." We cannot assure you that any particular target or estimated leverage ratio will be achieved or maintained and we may change our target at any time without notice.

              Ball currently expects to complete the Rexam Acquisition during the first half of 2016, subject to regulatory approval by the FTC, EC and CADE, the completion of the Rexam Acquisition Divestitures and other customary closing conditions; however there can be no assurances that the Rexam Acquisition or the Rexam Acquisition Divestitures will be completed by such time, or on the terms described herein, or at all. See "Risk Factors—This offering is not conditioned upon the closing of the Rexam Acquisition" and "Risk Factors—The Rexam Acquisition Divestitures could materially adversely affect our business, financial condition or results of operations."

Bridge Loan Agreement

              On February 19, 2015, the Company entered into a £3.3 billion ($5.0 billion) unsecured, committed Bridge Loan Agreement (as defined herein), pursuant to which lending institutions have agreed, subject to limited conditions, to provide financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the Rexam Acquisition along with related fees and expenses.

              Pursuant to the terms of the Bridge Loan Agreement, Ball will deposit the net proceeds from this offering into an escrow account (the "Escrow Account"), which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited. The Escrow Account will be governed by the terms of an escrow agreement (the "Escrow Agreement") with Deutsche Bank Trust Company Americas, as escrow agent (the "Escrow Agent"), and Greenhill & Co. International LLP, as financial advisor (the "Financial Advisor"). Pursuant to the Escrow Agreement, the Escrow Agent will release the net proceeds to pay a portion of the cash portion of the Rexam Acquisition consideration and related fees and expenses pursuant to joint written instructions from us and the Financial Advisor; except in certain circumstances where Ball fails to provide such instructions in which case the Financial Advisor can unilaterally provide such instructions.

              The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or that Ball provide a security interest in those proceeds for the benefit of the holders of the notes. However, in accordance with the indenture governing the notes, if the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, Ball will be required to effect the Special Mandatory Redemption of all of the outstanding notes of each series at the Special Mandatory Redemption Price applicable to each series. See "Risk Factors—In the event of a Special Mandatory Redemption, we will be required to redeem the notes. We may not be able to consummate a Special Mandatory Redemption in accordance with the terms of the indenture governing the notes and if we do redeem the notes, you may realize a lower return on your investment than if the notes had been held through maturity" and "Description of Notes—Special Mandatory Redemption." For a full description of the Bridge Loan Agreement, see "Description of Other Indebtedness."

              After the consummation of this offering, we anticipate seeking other alternative financings for the proposed Rexam Acquisition in lieu of drawing on the committed financing under the Bridge Loan Agreement. With the consent of the Financial Advisor (and, in the case of any net cash proceeds received from such alternative financing, upon the deposit of such funds in an escrow account in accordance with the terms of the Bridge Loan Agreement), the commitments under the Bridge Loan Agreement will be reduced by the amount of such net cash proceeds so deposited. We cannot assure you that we will be able to consummate any such financings, that the actual amounts will not differ materially from our current plans, or that we will not also, or in lieu thereof, pursue other financings or offer other financial instruments (any alternative financing described in this paragraph, an "Alternative Financing"). As of September 30, 2015, no amounts were outstanding under the Bridge Loan Agreement and, on an as adjusted basis after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement, £1.9 billion ($2.8 billion) of committed financing would have been available for borrowing.

Revolving Credit Facility

              On February 19, 2015, the Company entered into a new $3 billion secured Revolving Credit Agreement (as defined herein), pursuant to which lending institutions agreed to provide a revolving credit facility to replace the then existing approximate $1.1 billion bank credit facility, redeem all $500 million in aggregate principal amount of the then outstanding 6.75% senior notes due 2020 (the "2020 Notes") and all $500 million in aggregate principal amount of the then outstanding 5.75% senior notes due 2021 (the "2021 Notes") and provide ongoing liquidity for the Company. As a result of the issuance of $1 billion in aggregate principal amount of the Company's 5.25% senior notes due 2025 in June 2015, the Company reduced commitments under the Revolving Credit Agreement from $3 billion to $2.25 billion. For a full description of the Revolving Credit Agreement, see "Description of Other Indebtedness."

              On November 25, 2015, the Company and certain of our subsidiaries entered into an amendment with the administrative agent and certain of the lenders under the Revolving Credit Agreement to provide that proceeds of this offering deposited into escrow will be netted against indebtedness for purposes of calculating consolidated net debt and our leverage ratio.

Latapack Exchange Offer

              A wholly-owned subsidiary of Ball owns interests in a joint venture company (Latapack-Ball) organized and operating in Brazil. During October and November 2015, Ball and its joint venture partners reached an agreement, pursuant to which Ball's joint venture partners agreed to exchange all of their interests in Latapack-Ball for a total of approximately 5.7 million treasury shares of Ball common stock and $17.2 million of cash. The actual value of the transaction will be determined based on the Company's stock price at the time of the close of the transaction. This transaction is subject to certain regulatory approvals and other conditions and is expected to close prior to the consummation of the Rexam Acquisition.

This Offering of the Notes

              We intend to use the net proceeds from this offering of the notes, together with borrowings under the Bridge Loan Agreement or any Alternative Financing and cash on hand, to fund the cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition and related fees and expenses. Pursuant to the terms of the Bridge Loan Agreement, we will deposit the net proceeds from this offering into the Escrow Account, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited. The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or that Ball provide a security interest in those proceeds for the benefit of the holders of the notes. However, in accordance with the indenture governing the notes, if the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, we will be required to effect the Special Mandatory Redemption of all of the outstanding notes of each series at the Special Mandatory Redemption Price applicable to each series. See "Description of Notes—Special Mandatory Redemption."

 The Offering

              The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" in this prospectus supplement.

Issuer	Ball Corporation.
Notes Offered	$1 billion in aggregate principal amount of the 2020 Dollar notes.
€400 million in aggregate principal amount of the 2020 Euro notes.
€700 million in aggregate principal amount of the 2023 Euro notes.
Maturity Date	2020 Dollar notes: December 15, 2020.
2020 Euro notes: December 15, 2020.
2023 Euro notes: December 15, 2023.
Interest Rate and Interest Payment Dates	2020 Dollar notes: 4.375% per annum, payable semi-annually in arrears in cash on January 1 and July 1 of each year, beginning July 1, 2016. Interest will accrue from December 14, 2015.
2020 Euro notes: 3.500% per annum, payable semi-annually in arrears in cash on January 1 and July 1 of each year, beginning July 1, 2016. Interest will accrue from December 14, 2015.
2023 Euro notes: 4.375% per annum, payable semi-annually in arrears in cash on January 1 and July 1 of each year, beginning July 1, 2016. Interest will accrue from December 14, 2015.
Currency of Payment	With respect to the 2020 Dollar notes, principal, premium, if any, and interest payments in respect of such notes will be payable in U.S. dollars.

With respect to each series of the euro-denominated notes, principal, premium, if any, and interest payments in respect of such notes and additional amounts, if any, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the euro-denominated notes will be made in U.S. dollars until the euro is again available to us or so used. See "Description of Notes—Issuance in Dollars or Euros."

Additional Amounts	We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the euro-denominated notes as are necessary in order that the net payment of the principal of, and premium and redemption price, if any, and interest on such notes to a holder who is not a United States person, after withholding or deduction for any tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in such notes to be then due and payable. See "Description of Notes—Payment of Additional Amounts."
Guarantees
Ball Corporation's operations are conducted through its subsidiaries. Ball Corporation's payment obligations under the notes will be fully and unconditionally guaranteed by substantially all of Ball Corporation's existing domestic subsidiaries, as well as Ball Corporation's future domestic subsidiaries that are guarantors of Ball Corporation's other indebtedness. The notes will not be guaranteed by any of Ball Corporation's foreign subsidiaries.

The non-guarantor subsidiaries generated approximately 41% of our net sales for the year ended December 31, 2014 and approximately 40% for the nine months ended September 30, 2015 and held approximately 59% of our assets as of both December 31, 2014 and September 30, 2015. See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."
Ranking	The notes will be senior unsecured obligations of Ball Corporation and will rank:

•

equally in right of payment to all of Ball Corporation's existing and future senior indebtedness and other liabilities, including trade payables and our outstanding 5.00% Senior Notes due March 2022 (the "2022 notes"), 4.00% Senior Notes due November 2023 (the "2023 notes") and 5.25% Senior Notes due July 2025 (the "2025 notes" and, together with the 2022 notes and 2023 notes, the "existing senior notes"); and

• senior in right of payment to all of Ball Corporation's future indebtedness, if any, that expressly provides for its subordination to the notes.
The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor's senior unsecured obligation and will rank:
• equally in right of payment to all of such subsidiary guarantor's existing and future senior debt and other liabilities, including trade payables; and
• senior in right of payment to all of such subsidiary guarantor's future debt, if any, that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

The notes will be effectively subordinated to any secured debt of Ball Corporation, including borrowings under Ball Corporation's Revolving Credit Agreement, to the extent of the value of the assets securing that indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of Ball Corporation's subsidiaries that are not subsidiary guarantors.
As of September 30, 2015, on an as adjusted basis, after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement:

•

Ball Corporation and its subsidiaries would have had approximately $5.1 billion in aggregate principal amount of outstanding long-term debt on a consolidated basis, none of which would have been secured and (i) an additional $2.2 billion would have been available for borrowing on a secured basis under Ball Corporation's Revolving Credit Agreement and (ii) £1.9 billion ($2.8 billion) would have been available for borrowing on an unsecured basis under Ball Corporation's Bridge Loan Agreement to provide the remaining financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the Rexam Acquisition and related fees and expenses;

• approximately $2.8 billion in aggregate principal amount of Ball Corporation's and its subsidiary guarantors' outstanding debt would have consisted of the existing senior notes; and
• Ball Corporation's subsidiaries that are non-guarantors would have had approximately $1.9 billion in liabilities, excluding intercompany liabilities but including trade payables.
See "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes."
Change of Control
Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase each series of the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes—Repurchase upon Change of Control Repurchase Event."
Optional Redemption	We may redeem each series of the notes at any time in whole, or from time to time in part, in each case, at our option at a redemption price equal to the greater of:
• 100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis (assuming, in the case of the 2020 Dollar notes, a 360-day year consisting of twelve 30-day months and, in the case of the 2020 Euro notes and 2023 Euro notes, a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed), (i) at a rate equal to the sum of the Treasury Rate plus 50 basis points in respect of the 2020 Dollar notes and (ii) at a rate equal to the sum of the Comparable Government Bond Rate plus (a) 50 basis points in respect of the 2020 Euro notes and (b) 50 basis points in respect of the 2023 Euro notes, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

We will also pay the accrued and unpaid interest on the notes to but excluding the redemption date. See "Description of Notes—Optional Redemption."
Redemption for Tax Reasons
In the event of certain developments affecting taxation, we may redeem the applicable series of euro-denominated notes in whole, but not in part, at any time upon giving prior notice, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption. See "Description of Notes—Redemption for Tax Reasons."
Special Mandatory Redemption	This offering is expected to be consummated prior to the consummation of the Rexam Acquisition.

If the Rexam Acquisition has not been consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, all of the outstanding notes of each series will be subject to a Special Mandatory Redemption at the Special Mandatory Redemption Price applicable to each series. See "Description of Notes—Special Mandatory Redemption."
Certain Covenants
The indenture governing the notes will contain certain restrictions, including limitations that restrict our ability and the ability of certain of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. See "Description of Notes—Certain Covenants."
Use of Proceeds
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $987.5 million and €1,086.3 million (approximately $2,138.5 million in the aggregate, based on the euro/U.S. dollar rate of exchange of €1.00=$1.0596, which is the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York on November 27, 2015) (after deducting underwriting discounts and commissions).

We intend to use the net proceeds from this offering of the notes, together with borrowings under the Bridge Loan Agreement or any Alternative Financing and cash on hand, to fund the cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition and related fees and expenses. This offering is not conditioned upon, and is expected to be consummated before, the completion of the Rexam Acquisition and any Alternative Financing, and we cannot assure you that the Rexam Acquisition or any Alternative Financing will be completed on the terms described herein or at all. Prior to the consummation of the Rexam Acquisition, in accordance with the terms of the Bridge Loan Agreement, the net proceeds from this offering will be deposited into the Escrow Account. The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or that Ball provide a security interest in those proceeds for the benefit of the holders of the notes. See "Use of Proceeds."
Form and Denomination
The 2020 Dollar notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2020 Dollar notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of DTC. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under "Description of Notes—Book-Entry Procedures; 2020 Dollar Notes."

Each series of the euro-denominated notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Each series of the euro-denominated notes will be issued in fully registered book-entry form and will be represented by one or more global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking, société anonyme ("Clearstream"), and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and registered in the name of the nominee of the common depositary. Beneficial interests in any of the notes will be shown on, and transfers will be effected through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of Notes—Book-Entry Procedures; Euro-Denominated Notes."
Listing and Trading	We do not intend to list the 2020 Dollar notes on any securities exchange or include the notes in any automated quotation system.

Application has been made for the euro-denominated notes to be admitted to the Official List of Ireland and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. No assurance can be given that this application will be granted.

No Public Market	Each series of notes will be new securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in each series of the notes. The underwriters are not obligated, however, to make a market in any series of the notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See "Underwriting."
Risk Factors
See "Risk Factors" beginning on page S-24 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.
Trustee	Deutsche Bank Trust Company Americas.
Paying Agent (for the Euro-Denominated Notes)	Deutsche Bank Trust Company Americas.

Registrar and Transfer Agent	Deutsche Bank Trust Company Americas.
Irish Stock Exchange Listing Agent	Arthur Cox Listing Services Limited.
Governing Law	New York.

Corporate Information

              Our principal executive office is located at 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not part of this prospectus supplement unless such information is specifically incorporated herein.

Summary Historical Financial Data

              The following tables set forth the summary historical consolidated financial data for the Company as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012, and the condensed consolidated financial data as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014. The information as of December 31, 2014 and 2013 and for the years ended December 2014, 2013 and 2012 was derived from our audited consolidated financial statements. The information as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 was derived from our unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements, and in the opinion of management, the unaudited condensed consolidated financial statements include all adjustments that are necessary for a fair statement of our financial position and results of operations for these periods. The operating results for the nine months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the full year.

              The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the related notes all contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2015 and our Quarterly Report on Form 10-Q filed with the SEC on October 30, 2015, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012
	(dollars in millions, except per share data)
Statement of Earnings Data:
Net sales	$6,192.4	$6,537.6	$8,570.0	$8,468.1	$8,735.7
Cost of sales (excluding depreciation and amortization)	(5,026.3)	(5,266.6)	(6,903.5)	(6,875.4)	(7,174.0)
Depreciation and amortization	(211.5)	(209.7)	(280.9)	(299.9)	(282.9)
Selling, general and administrative	(340.5)	(342.2)	(466.5)	(418.6)	(385.5)
Business consolidation and other activities	(138.3)	(17.8)	(80.5)	(78.8)	(102.8)

Earnings before interest and taxes	$475.8	$701.3	$838.6	$795.4	$790.5

Net earnings from continuing operations	$238.4	$409.6	$498.0	$434.6	$422.1
Discontinued operations, net of tax	—	—	—	0.4	(2.8)

Net earnings	$238.4	$409.6	$498.0	$435.0	$419.3

Net earnings attributable to Ball Corporation:
Continuing operations	$225.6	$394.0	$470.0	$406.4	$399.1
Discontinued operations	—	—	—	0.4	(2.8)

Total net earnings attributable to Ball	$225.6	$394.0	$470.0	$406.8	$396.3

Earnings per share (EPS):
Basic EPS from continuing operations	$1.64	$2.83	$3.39	$2.79	$2.58
Basic EPS from discontinued operations	—	—	—	—	(0.02)

Total basic EPS	$1.64	$2.83	$3.39	$2.79	$2.56

Diluted EPS from continuing operations	$1.60	$2.76	$3.30	$2.73	$2.52
Diluted EPS from discontinued operations	—	—	—	—	(0.02)

Total diluted EPS	$1.60	$2.76	$3.30	$2.73	$2.50

Other Data:
EBITDA(1)	$687.3	$911.0	$1,119.5	$1,095.3	$1,073.4
Comparable EBITDA(1)	825.6	928.8	1,200.0	1,174.1	1,176.2
EBITDA margin (2)	11.1%	13.9%	13.1%	12.9%	12.3%
Comparable EBITDA margin(2)	13.3%	14.2%	14.0%	13.9%	13.5%
Total interest expense(3)	$(192.9)	$(154.0)	$(193.0)	$(211.8)	$(194.9)
Cash provided by (used in) operating activities(4)	597.0	650.0	1,012.5	839.0	853.2
Cash provided by (used in) investing activities(4)	(367.6)	(238.9)	(391.4)	(379.1)	(356.0)
Cash provided by (used in) financing activities(4)	(185.8)	(633.3)	(845.3)	(204.0)	(486.9)
Capital expenditures, including discontinued operations	(356.8)	(250.0)	(390.8)	(378.3)	(305.0)
Cash dividends per common share	0.39	0.39	0.52	0.52	0.40
Ratio of earnings to fixed charges(5)	2.3x	4.1x	3.9x	3.4x	3.7x

		As of December 31,
	As of September 30, 2015
		2014	2013
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$244.4	$191.4	$416.0
Working capital	103.0	306.7	543.5
Total assets	7,727.0	7,571.0	7,820.4
Total debt and capital lease obligations, including current maturities	3,162.3	3,168.9	3,605.1
Ball Corporation shareholders' equity	1,033.7	1,033.1	1,224.6
Total shareholders' equity	1,243.4	1,239.6	1,416.0

(1)
EBITDA represents earnings before interest, taxes, depreciation and amortization and Comparable EBITDA represents earnings before interest, taxes, depreciation and amortization and business consolidation and other activities. We present EBITDA and Comparable EBITDA because we consider them important supplemental measures of our financial performance and our management believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies' financial performance in our industry. EBITDA and Comparable EBITDA are non-U.S. GAAP measures and should not be considered alternatives to net earnings as indicators of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA and Comparable EBITDA to earnings before taxes follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012
	(dollars in millions)
Statement of Earnings Data:
Earnings before taxes	$282.9	$547.3	$645.6	$583.6	$595.6
Total interest expense	192.9	154.0	193.0	211.8	194.9

Earnings before interest and taxes	475.8	701.3	838.6	795.4	790.5
Depreciation and amortization	211.5	209.7	280.9	299.9	282.9
EBITDA	687.3	911.0	1,119.5	1,095.3	1,073.4

Business consolidation and other activities	138.3	17.8	80.5	78.8	102.8
Comparable EBITDA	$825.6	$928.8	$1,200.0	$1,174.1	$1,176.2

(2)
EBITDA Margin and Comparable EBITDA Margin are calculated as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012
	(dollars in millions)
EBITDA	$687.3	$911.0	$1,119.5	$1,095.3	$1,073.4
Comparable EBITDA	825.6	928.8	1,200.0	1,174.1	1,176.2
Net Sales	6,192.4	6,537.6	8,570.0	8,468.1	8,735.7
EBITDA Margin (EBITDA/Net Sales)	11.1%	13.9%	13.1%	12.9%	12.3%
Comparable EBITDA Margin (Comparable EBITDA/ Net Sales)	13.3%	14.2%	14.0%	13.9%	13.5%

(3)
Interest expense includes debt refinancing and other costs of $(33.1) million, $(28.0) million and $(15.1) million for the years ended December 31, 2014, 2013 and 2012, respectively, and $(85.9) million and $(33.1) million for the nine months ended September 30, 2015 and 2014, respectively.

(4)
Includes discontinued operations.

(5)
The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as estimated interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

RISK FACTORS

              You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent Annual Report on Form 10-K and in our Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, including Exhibit 99 thereto, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

              We have now and, after this offering, will continue to have a significant amount of debt. On September 30, 2015, on an as adjusted basis, after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement, we would have had total long-term debt of $5.1 billion (of which approximately $1.0 billion and €1.1 billion would have consisted of the notes, $2.8 billion would have consisted of our existing senior notes and $0.1 billion would have consisted of other debt), approximately $2.2 billion available for additional borrowings under our Revolving Credit Agreement and approximately £1.9 billion ($2.8 billion) available for borrowings under the Bridge Loan Agreement (and, or in lieu thereof in accordance with the terms of the Bridge Loan Agreement, any Alternative Financing, on a secured or unsecured basis) to provide the remaining financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the proposed acquisition of Rexam and related fees and expenses. Our high level of debt could have important consequences, including the following:

  •
  use of a large portion of our cash flow to pay principal and interest on our notes, our credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

  •
  limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

              In addition, a substantial portion of our existing debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

              Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our Revolving Credit Agreement will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

              We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Revolving Credit Agreement or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.

Despite our current significant level of debt, we may still be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial debt.

              We may be able to incur substantial additional debt, including secured debt, in the future. The indentures governing the notes and our existing senior notes do not restrict the future incurrence of indebtedness, guarantees or other obligations. Although our credit facilities contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. As of September 30, 2015, on an as adjusted basis, after giving effect to this offering and the reduction of commitments under the Bridge Loan Agreement, we would have had $2.2 billion available for additional borrowings under our Revolving Credit Agreement and approximately £1.9 billion ($2.8 billion) available for borrowings under the Bridge Loan Agreement to provide the remaining financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the proposed acquisition of Rexam and related fees and expenses. However, we cannot assure you that we will be able to consummate such financings as described herein and we may pursue Alternative Financings, which may include the incurrence of additional secured debt, to consummate the Rexam Acquisition.

The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.

              Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to our Revolving Credit Agreement, which is secured by a lien or pledge on (i) 100% of the stock of each of Ball's present and future direct and indirect material domestic subsidiaries and (ii) 65% of the stock of each of Ball's present and future material first-tier foreign subsidiaries. The notes will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.

              As of September 30, 2015, on an as adjusted basis, after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement, we would have no secured, long-term debt and approximately $2.2 billion would have been available for additional borrowings under our Revolving Credit Agreement. Approximately £1.9 billion ($2.8 billion) was available for borrowings under the Bridge Loan Agreement (and, or in lieu thereof in accordance with the terms of the Bridge Loan Agreement, any Alternative Financing, on a secured or unsecured basis) to provide the remaining financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the proposed acquisition of Rexam and related fees and expenses. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.

              The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Substantially all of our domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. As of September 30, 2015, on an as adjusted basis, after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement, our non-guarantor subsidiaries would have had $1.7 billion of outstanding liabilities, excluding intercompany liabilities, but including trade payables. In addition, the non-guarantor subsidiaries generated approximately 40 percent of our net sales and approximately 49 percent of our EBITDA for the nine months ended September 30, 2015, and held approximately 59 percent of our assets as of September 30, 2015.

The notes do not impose any limitations on our ability to incur additional debt, guarantees or other obligations.

              The indenture governing the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Except for the limitations on granting liens on the capital stock and indebtedness of our subsidiaries and on certain limited assets we and certain of our subsidiaries own (or on entering into sale and leaseback transactions with respect to those assets) the indenture governing the notes does not restrict our ability to incur secured indebtedness, grant liens on our assets or to engage in sale and leaseback transactions. See "Description of Notes—Limitation on Liens" and "Description of Notes—Limitation on Sale and Leaseback Transactions."

We may not be able to service the notes because of our operational structure.

              The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation's subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation's subsidiaries are separate and distinct legal entities.

              Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation's subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation's operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Ball Corporation. The ability of

Ball Corporation's subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. The indentures governing the existing senior notes do not limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us.

The Rexam Acquisition Divestitures could materially adversely affect our business, financial condition or results of operations.

              The Rexam Acquisition Divestitures are subject to substantial risks to us, including difficulties in the separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, the disruption of our business, the potential loss of key employees and the retention of uncertain environmental or other contingent liabilities related to the divested business. Further, in connection with the Rexam Acquisition Divestitures, we may indemnify or guarantee counterparties against certain liabilities, which may result in future costs or liabilities payable by us. In addition, the Rexam Acquisition Divestitures may result in significant asset impairment charges, including those related to goodwill and other intangible assets, which could materially adversely affect our business, financial condition or results of operations. Additionally, none of the pro forma financial data or combined information takes into account the impact of the Rexam Acquisition Divestitures either on the reduction in operations or on the proceeds from sale.

This offering is not conditioned upon the closing of the Rexam Acquisition.

              We intend to use the net proceeds from this offering of the notes, together with borrowings under the Bridge Loan Agreement or any Alternative Financing and cash on hand, to fund the cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition and related fees and expenses. However, this offering is not conditioned upon, and is expected to be consummated before, the completion of the Rexam Acquisition. If the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, we will be required to effect the Special Mandatory Redemption of all of the outstanding notes of each series at the Special Mandatory Redemption Price applicable to each series. We may not be able to consummate a Special Mandatory Redemption in accordance with the terms of the indenture governing the notes and if we do redeem all of the notes, you may realize a lower return on your investment than if the notes had been held through maturity. See "Description of Notes—Special Mandatory Redemption." Ball currently expects to complete the Rexam Acquisition during the first half of 2016, subject to regulatory approval by the FTC, EC and CADE, the completion of any possible required divestitures of assets, including the Rexam Acquisition Divestitures, and other customary closing conditions, however there can be no assurances that the Rexam Acquisition or the Rexam Acquisition Divestitures will be completed at such time, or on the terms described herein, or at all.

In the event of a Special Mandatory Redemption, we will be required to redeem all of the outstanding notes of each series. We may not be able to consummate a Special Mandatory Redemption in accordance with the terms of the indenture governing the notes and if we do redeem the notes, you may realize a lower return on your investment than if the notes had been held through maturity.

              Pursuant to the terms of the Bridge Loan Agreement we will deposit the net proceeds from this offering into the Escrow Account. The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or to provide a security interest in those proceeds for the benefit of the holders of the notes. However, in accordance with the indenture governing the notes, if the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam

Acquisition has lapsed or been withdrawn, we will be required to effect the Special Mandatory Redemption of all of the outstanding notes of each series at the Special Mandatory Redemption Price applicable to each series. We will need to fund any Special Mandatory Redemption using proceeds that have been released from the Escrow Account or from other sources of liquidity. In the event of a Special Mandatory Redemption, there is no guarantee that the net proceeds of this offering will be released from the Escrow Account or that we will have sufficient funds to redeem any or all of the notes. If we do redeem the notes pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from the redemption in an investment that yields comparable returns. Additionally, you may suffer a loss on your investment if you purchase the notes at a price greater than the issue price of the notes. You will have no right to opt out of the Special Mandatory Redemption provisions. See "Description of Notes—Special Mandatory Redemption."

The definition of a Change of Control requiring us to repurchase each series of notes is limited, and the market price of each series of notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.

              The term "Change of Control" (as used in the notes) is limited in scope and does not include every event that might cause the market price of each series of notes to decline. Furthermore, if we have an investment grade rating, we are required to repurchase each series of notes upon a Change of Control only if, during the 60 days after the earlier of such Change of Control or public announcement thereof (which period may be extended), such notes have a credit rating below investment grade. As a result, our obligation to repurchase each series of notes upon the occurrence of a Change of Control is limited and may not preserve the value of each series of notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not have sufficient funds to purchase each series of notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.

              Holders of each series of notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under "Description of Notes—Repurchase Upon Change of Control Repurchase Event." We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of each series of notes and any other then-existing indebtedness that may be tendered by the lenders thereof in such a circumstance. Furthermore, the terms of our then-existing indebtedness or other agreements may contain financial covenants, events of default provisions or other provisions that could be violated if a Change of Control were to occur or if we were required to repurchase each series of notes or other debt securities or repay indebtedness containing a similar repurchase or repayment requirement.

The subsidiary guarantees of the notes could be subordinated or voided by a court.

              Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

              In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

              The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

              We cannot assure you, however, as to what standard a court would apply in making these determinations.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

              If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.

              Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature; then a court could:

  •
  avoid all or a portion of our obligations to the holders of the notes;

  •
  subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

              In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.

              The measures of insolvency for the purposes of the above are described in the risk factor "The subsidiary guarantees of the notes could be subordinated or voided by a court." We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement and the accompanying prospectus may not be representative of our results as a combined company if the Rexam Acquisition is consummated, and accordingly, you have limited financial information on which to evaluate the financial performance of the combined company and your investment decision.

              We and Rexam currently operate as separate companies. We have had no prior history as a combined entity and our operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Rexam Acquisition been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial statement of earnings does not reflect future nonrecurring charges resulting from the Rexam Acquisition. The unaudited pro forma financial information does not reflect future events that may occur after the Rexam Acquisition, including the potential realization of operating cost savings (synergies) or restructuring activities or other costs related to the planned integration of Rexam, and does not consider potential impacts of current market conditions on revenues or expenses. Additionally, the unaudited pro forma financial information does not take into account the impact of the Rexam Acquisition Divestitures either on the reduction in operations or the proceeds from sale, if any. The pro forma financial information incorporated by reference in this prospectus supplement and the accompanying prospectus has been derived from our and Rexam's historical consolidated financial statements and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction. The assets and liabilities of us and Rexam have been measured at fair value based on various preliminary estimates using assumptions that management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined organization's financial position and future results of operations.

              In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined organization's financial condition or results of operations following the closing. Any potential decline in the combined organization's financial condition or results of operations may cause significant variations in the share price of the combined organization.

There is no established trading market for any series of the notes. If an actual trading market does not develop for any series of the notes, you may not be able to resell such notes quickly, for the price that you paid or at all.

              Each series of notes are new securities for which there is currently no existing market. We do not intend to list the 2020 Dollar notes on any securities exchange or include such notes in any automated quotation system.

              Application has been made for the euro-denominated notes to be admitted to the Official List of Ireland and trading on the Global Exchange Market, which is the exchange regulated market of the

Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. However, there can be no assurance that such notes will be admitted to trading on its Global Exchange Market within a reasonable period after the issuance thereof, and we cannot assure you that such notes will become or will remain listed or admitted to trading. We may not obtain or maintain such listing on the Official List of the Irish Stock Exchange and may seek to obtain and maintain the listing of such notes on another stock exchange, although there can be no assurance that we will be able to do so. Failure for the euro-denominated notes to be admitted to listing on, or the delisting of such notes from, the Official List of the Irish Stock Exchange or another listing exchange may have a material adverse effect on a holder's ability to sell such notes.

              In addition, we cannot assure you as to the liquidity of any market that may develop for each series of notes, the ability of holders of such notes to sell them or the price at which the holders of such notes may be able to sell them. The liquidity of any market for each series of notes will depend on the number of holders, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations by securities analysts. Historically, the market for non-investment grade debt, such as each series of notes, has been subject to disruptions that have caused substantial price volatility. We cannot assure you that if a market for each series of notes were to develop, such a market would not be subject to similar disruptions. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so. Each underwriter may discontinue any market making in the notes at any time, in its sole discretion, without notice. As a result, we cannot assure you as to the liquidity of any trading market for any of the notes. We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your notes at their fair market value, or at all.

Holders of the euro-denominated notes will receive payments in euros.

              All payments of interest on and the principal of each series of the euro-denominated notes and any redemption price for such notes will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the euro-denominated notes will not be obligated to convert, or to assist any registered owner or beneficial owner of such notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to such notes into U.S. dollars or any other currency.

An investment in the euro-denominated notes by a holder whose home currency is not euros entails significant risks.

              All payments of interest on and the principal of each series of the euro-denominated notes and any redemption price for the notes will be made in euros. An investment in each series of the euro-denominated notes by a holder whose home currency is not euros entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euros and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the euro-denominated notes. Depreciation of the euro against the holder's home currency would result in a decrease in the effective yield of the euro-denominated notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a beneficial owner of euro-denominated notes subject to United States federal income tax, see "United States Federal Income Tax Consequences" for the material United States federal income tax consequences related to the euro-denominated notes being denominated in euros.

The euro-denominated notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

              If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of each series of the euro-denominated notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros. See "Description of Notes—Issuance in Dollars or Euros." Any payment in respect of the euro-denominated notes so made in U.S. dollars will not constitute an event of default under such notes or the indenture governing such notes. This exchange rate may be materially less favorable than the rate in effect at the time the euro-denominated notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the euro-denominated notes and you may lose a significant amount of your investment in such notes.

In a lawsuit for payment on the euro-denominated notes, an investor may bear currency exchange risk.

              The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the euro-denominated notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the euro-denominated notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the euro-denominated notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the euro-denominated notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

              The terms of the notes provide that notes will be issued with a minimum denomination of, with respect to the 2020 Dollar notes, $2,000 and integral multiples of $1,000 in excess thereof, and, with respect to each series of the euro-denominated notes, €100,000 and multiples of €1,000 in excess thereof. It is possible that the applicable clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The paying agent with respect to the euro-denominated notes may be obligated to withhold taxes under the European Union Council Directive 2003/48/EC, and the net amounts received by noteholders may be less than they would have been absent that withholding.

              Under European Council Directive 2003/48/EC on the taxation of savings income (the "Savings Directive"), a member state of the European Union (a "Member State") is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) by a person within the jurisdiction of the first member state paid (or deemed to be paid) to an individual, or certain other persons, resident in that other member state. However, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent on the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-European Union countries and territories (including Switzerland) have adopted similar measures (a withholding system in the case of Switzerland).

              If a payment were to be made or collected through a Member State that has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither we nor any paying agent nor any other person would be obliged to pay additional amounts with respect to amounts received by noteholders as a result of the imposition of such withholding tax.

              Please refer to the section on "EU TAX CONSIDERATIONS—European Union Savings Directive" for further details on recent developments in relation to the Savings Directive.

              Prospective holders of the notes who are in any doubt as to their position with regards to the Savings Directive should consult their own tax advisors.

You may not be able to effect service of process or enforce judgments obtained against the Company or the guarantors outside the United States.

              The Company and the guarantors are entities organized under the laws of the United States. All or a substantial portion of the Company's and the guarantors' assets are located in the United States and, as a result, it may not be possible for investors to effect service of process or enforce judgments obtained against the Company or the guarantors outside the United States.

USE OF PROCEEDS

              We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $987.5 million and €1,086.3 million (approximately $2,138.5 million in the aggregate, based on the euro/U.S. dollar rate of exchange of €1.00=$1.0596, which is the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York on November 27, 2015) (after deducting the underwriting discounts and commissions).

              Pursuant to the terms of the Bridge Loan Agreement, we will deposit the net proceeds from this offering into the Escrow Account, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited.

              If the Rexam Acquisition is consummated, we intend to use the net proceeds from this offering of the notes, together with borrowings under the Bridge Loan Agreement or any Alternative Financing and cash on hand, to fund the cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition and related fees and expenses. The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or to provide a security interest in those proceeds for the benefit of the holders of the notes. However, in accordance with the indenture governing the notes, if the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, we will be required to effect the Special Mandatory Redemption of the notes of each series at the Special Mandatory Redemption Price. See "Description of Notes—Special Mandatory Redemption."

 CURRENCY CONVERSION

              With respect to the 2020 Dollar notes, principal, premium, if any, and interest payments in respect of such notes will be payable in U.S. dollars.

              With respect to each series of the euro-denominated notes, principal, premium, if any, and interest payments in respect of such notes and additional amounts, if any, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of each series of the euro-denominated notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros. See "Description of Notes—Issuance in Dollars or Euros." Any payment in respect of the euro-denominated notes so made in U.S. dollars will not constitute an event of default under such notes or the indenture governing such notes. This exchange rate may be materially less favorable than the rate in effect at the time the euro-denominated notes were issued or as would be determined by applicable law. Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the euro-denominated notes that may have important economic and tax consequences to them. See "Risk Factors." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

 CAPITALIZATION

              The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2015 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of the notes offered hereby and the reduction of the commitments under the Bridge Loan Agreement.

	As of September 30, 2015
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents	$244.4	$242.1
Restricted Cash	—	2,138.5

Long-term debt, including current portion:
Senior Bridge Loan(1)	—	—
Multi-currency Revolver(2)	—	—
5.00% Senior Notes due 2022	750.0	750.0
4.00% Senior Notes due 2023	1,000.0	1,000.0
5.25% Senior Notes due 2025	1,000.0	1,000.0
Senior Notes offered hereby	—	2,165.6
Other debt(3)	183.8	183.8

Total long-term debt, including current portion	2,933.8	5,099.4
Total shareholders' equity	1,243.4	1,243.4

Total capitalization	$4,177.2	$6,342.8

(1)
On February 19, 2015, the Company entered into a £3.3 billion ($5.0 billion) Bridge Loan Agreement, pursuant to which lending institutions have agreed, subject to limited conditions, to provide financing necessary to pay the cash portion of the consideration payable to Rexam shareholders upon consummation of the proposed acquisition of Rexam and related fees and expenses. Pursuant to the terms of the Bridge Loan Agreement, we will deposit the net proceeds from this offering into the Escrow Account, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited. As of September 30, 2015, no amounts were outstanding under the Bridge Loan Agreement and, on an as adjusted basis, £1.9 billion ($2.8 billion) of committed financing remains available for borrowing. We intend to use borrowings under the Bridge Loan Agreement or any Alternative Financing and cash on hand to fund the remaining cash portion of the purchase price payable in connection with the consummation of the Rexam Acquisition and related fees and expenses. For a full description of our Bridge Loan Agreement, see "Description of Other Indebtedness."

(2)
As of September 30, 2015, on an as adjusted basis, we would have had $2.2 billion available for additional borrowings under our $2.25 billion Revolving Credit Agreement.

(3)
As of September 30, 2015, on an actual basis, other debt consisted of $188.8 million associated with the consolidation of Latapack-Ball, $(9.5) million of unamortized discounts and $4.5 million of other debt. Other debt excludes $228.5 million of short-term debt which consisted of $88.5 million outstanding under uncommitted bank facilities and $140 million outstanding on the Company's accounts receivable securitization program.

 RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	2.3x	3.9x	3.4x	3.7x	4.2x	4.4x

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as estimated interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

 DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Agreement

General

              The following summary of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015.

              On February 19, 2015, Ball, Deutsche Bank AG, New York Branch, as lender and administrative agent and collateral agent for the other lenders, Bank of America, N.A., Goldman Sachs Bank USA, KeyBank National Association, The Royal Bank of Scotland PLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch, each as lenders, entered into a credit agreement (including amendments thereto, the "Revolving Credit Agreement"). Pursuant to the Revolving Credit Agreement and subject to the conditions set forth therein, the lenders committed to provide a $3 billion revolving credit facility for the benefit of Ball and certain of its subsidiaries with a maturity date of February 19, 2018, which was reduced to $2.25 billion as discussed below.

              The Revolving Credit Agreement refinanced and replaced Ball's existing credit agreement, dated as of June 13, 2013 (the "Existing Credit Agreement").

              Certain lenders under the Revolving Credit Agreement and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or financial advisory transactions with Ball and its affiliates in the ordinary course of business, including as underwriters in connection with certain outstanding debt securities of Ball. These lenders and their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions. See "Underwriting."

              On November 25, 2015, the Company and certain of our subsidiaries entered into an amendment with the administrative agent and certain of the lenders under the Revolving Credit Agreement to provide that proceeds of this offering deposited into escrow will be netted against indebtedness for purposes of calculating consolidated net debt and our leverage ratio.

Proceeds and Interest

              Ball used borrowings under the Revolving Credit Agreement to repay obligations under the Existing Credit Agreement, and used additional borrowings under the Revolving Credit Agreement to redeem all $500 million aggregate principal amount of its outstanding 2020 Notes and all $500 million aggregate principal amount of its outstanding 2021 Notes, which redemptions were effected on March 21, 2015, and for ongoing working capital needs and other general corporate purposes. As a result of the issuance of $1 billion in aggregate principal amount of the Company's 5.25% senior notes due 2025 in June 2015, commitments under the Revolving Credit Agreement were reduced from $3 billion to $2.25 billion. Borrowings under the Revolving Credit Agreement bear interest at a rate per annum equal to, at Ball's option, (i) the 1, 2, 3 or 6 month, or, subject to availability, 12 month LIBOR rate plus a margin or (ii) a base rate plus a margin. The margin added to LIBOR or the base rate will depend on Ball's leverage ratio from time to time.

Representations and Warranties; Covenants

              The Revolving Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Revolving Credit Agreement also requires Ball to maintain a maximum leverage ratio of not greater than 4.00 to 1.00 prior to the Rexam Acquisition and not greater than 5.50 to 1.00 on and after the Rexam Acquisition.

Events of Default

              If an event of default under the Revolving Credit Agreement occurs, the commitments under the Revolving Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Security and Guarantees

              The Revolving Credit Agreement and any interest rate or other hedging arrangements entered into with any of the lenders under the Revolving Credit Agreement or their affiliates are obligations of Ball and guaranteed, jointly and severally, by all of Ball's present and future material U.S. subsidiaries, with certain exceptions in accordance with the terms of the Revolving Credit Agreement. All obligations thereunder are secured, with certain exceptions, by a valid first priority perfected lien or pledge on (i) 100% of the stock of each of Ball's present and future direct and indirect material domestic subsidiaries and (ii) 65% of the stock of each of Ball's present and future material first-tier foreign subsidiaries.

Bridge Loan Agreement

General

              The following summary of the Bridge Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Loan Agreement, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015.

              On February 19, 2015, Ball, Deutsche Bank AG, Cayman Islands Branch, as lender and administrative agent for the other lenders, Bank of America, N.A., Goldman Sachs Bank USA, KeyBank National Association, The Royal Bank of Scotland PLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch, each as lenders entered into the Bridge Loan Agreement, including all amendments thereto (the "Bridge Loan Agreement"). Pursuant to the Bridge Loan Agreement and subject to the conditions set forth therein, the lenders agreed to provide a £3.3 billion ($5.0 billion) bridge term loan facility for the benefit of Ball and certain of its subsidiaries.

              Pursuant to the Bridge Loan Agreement, bridge term loans thereunder mature on the first anniversary of the initial funding under the Bridge Loan Agreement, which will not occur until the closing of the Rexam Acquisition. If the bridge term loans are not repaid on the maturity date, such bridge term loans will be automatically converted into rollover loans which mature on the seventh anniversary of the maturity date. At any time after the maturity date, lenders under the Bridge Loan Agreement may elect to exchange rollover loans for exchange notes of Ball which will bear interest at 7.0% per annum and will have terms, including guarantees, covenants and events of default, substantially similar to those contained in Ball's outstanding senior notes due 2023. The Bridge Loan Agreement requires that the net proceeds of this offering be deposited into escrow to pay a portion of the cash portion of the Rexam Acquisition consideration and related fees and expense, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited.

              In addition, at any time following the 60th day after the initial funding under the Bridge Loan Agreement, lenders under the Bridge Loan Agreement holding a majority of the aggregate principal amount of the bridge term loans then outstanding may issue a securities demand pursuant to which Ball will be required to issue exchange securities in an aggregate amount not to exceed the amount of outstanding bridge term loans under the Bridge Loan Agreement. These exchange securities will bear interest at up to 7.0% per annum and will have terms, including guarantees, covenants and events of default, substantially similar to those contained in Ball's outstanding senior notes due 2023.

              Pursuant to the terms of the Bridge Loan Agreement, Ball will deposit the net proceeds from this offering into the Escrow Account, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited. The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or to provide a security interest in those proceeds for the benefit of the holders of the notes. However, in accordance with the indenture governing the notes, if the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, Ball will be required to effect the Special Mandatory Redemption of all of the outstanding notes of each series at the Special Mandatory Redemption Price applicable to each series. See "Description of Notes—Special Mandatory Redemption." For a full description of the Bridge Loan Agreement, see "Description of Other Indebtedness."

              After the consummation of this offering, we anticipate seeking other Alternative Financings for the proposed Rexam Acquisition in lieu of drawing on the committed financing under the Bridge Loan Agreement. With the consent of the Financial Advisor (and, in the case of any net cash proceeds received from such alternative financing, upon the deposit of such funds in an escrow account in accordance with the terms of the Bridge Loan Agreement), the commitments under the Bridge Loan Agreement will be reduced by the amount of such net cash proceeds so deposited. We cannot assure you that we will be able to consummate any such financings, that the actual amounts will not differ materially from our current plans, or that we will not also, or in lieu thereof, pursue other financings or offer other financial instruments. As of September 30, 2015, no amounts were outstanding under the Bridge Loan Agreement and, on an as adjusted basis after giving effect to this offering and the reduction of the commitments under the Bridge Loan Agreement, £1.9 billion ($2.8 billion) of committed financing would have been available for borrowing.

              Each lender under the Bridge Loan Agreement and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or financial advisory transactions with Ball and its affiliates in the ordinary course of business, including as underwriters in connection with certain outstanding debt securities of Ball. These lenders and their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions. See "Underwriting."

Proceeds and Interest

              Ball will use the proceeds from the Bridge Loan Agreement to pay the cash consideration of the Rexam Acquisition and any related fees and expenses in connection with the completion of the Rexam Acquisition. The bridge term loans under the Bridge Loan Agreement will bear interest at a rate per annum equal to the greater of (x) 1.00% per annum and (y) at Ball's option, the 1, 2, 3 or 6 month, or, subject to availability, 12 month LIBOR rate, in each case, plus a margin. The margin will initially be 3.5% per annum, and will increase by 0.50% per annum each 3 months that any bridge term loans are outstanding, provided that the interest rate on bridge term loans will not exceed 7.0% per annum. The rollover loans under the Bridge Loan Agreement will bear interest at a rate per annum equal to 7.0%.

Representations and Warranties; Covenants

              The Bridge Loan Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. Certain of the covenants only apply while any bridge term loans are outstanding. If the bridge term loans are converted to rollover loans, the mandatory prepayment provisions, covenants and events of default under the Bridge Loan Agreement will be amended to reflect substantially the terms of Ball's outstanding senior notes due 2023. If any rollover loans are exchanged for exchange notes, the exchange notes will have a make-whole premium, guarantees, covenants and events of default substantially similar to those contained in Ball's outstanding senior notes due 2023.

Certain Funds and Events of Default

              Borrowings under the Bridge Loan Agreement are subject to customary "certain funds" provisions consistent with the Takeover Code. Such provisions apply until the date that is the earlier of (i) August 19, 2016 or (ii) the date on which the scheme of arrangement or takeover offer under the Takeover Code with respect to the Rexam Acquisition has lapsed or been terminated or withdrawn (such period, the "Certain Funds Period").

              During the Certain Funds Period, if certain material events of default under the Bridge Loan Agreement occur, the commitments under the Bridge Loan Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Guarantees

              The bridge term loans and rollover loans under the Bridge Loan Agreement are guaranteed, jointly and severally, by all of Ball's present and future material domestic subsidiaries, with certain exceptions in accordance with the terms of the Bridge Loan Agreement.

Accounts Receivable Securitization Facility

              In 2014, the Company entered into an accounts receivable securitization agreement with PNC Bank, N.A. for a term of 3 years with a maturity of May 2017. It allows the Company to borrow against a maximum amount of receivables that varies between $90 million and $140 million depending on the month. As of September 30, 2015, $140.0 million of accounts receivable were sold under this agreement. Borrowings under the securitization agreement are included within the short-term debt and current portion of long-term debt line on the balance sheet.

5% Senior Notes Due 2022

General

              The following summary of the 2022 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the seventh supplemental indenture, dated March 9, 2012, governing the 2022 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 8, 2012, and filed on March 9, 2012.

              The 2022 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2022 notes is $750 million. The 2022 notes will mature on March 15, 2022. Interest on the 2022 notes accrues at a rate of 5% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.

Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2022 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2022 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

              At any time, we may redeem all or some of the 2022 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2022 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

Change of Control

              Upon a change of control repurchase event, as defined in the indenture governing the 2022 notes, the holders of the 2022 notes have the right to require us to repurchase all or any part of that holder's 2022 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

              The 2022 notes indenture contains certain covenants for the benefit of the holders of the 2022 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2022 notes.

4% Senior Notes Due 2023

General

              The following summary of the 2023 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the eighth supplemental indenture, dated May 16, 2013, governing the 2023 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated May 16, 2013, and filed on May 17, 2013.

              The 2023 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2023 notes is $1 billion. The 2023 notes will mature on November 15, 2023. Interest on the 2023 notes accrues at a rate of 4% per annum and is payable semiannually in arrears on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1.

Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2023 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2023 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

              At any time, we may redeem all or some of the 2023 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2023 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

Change of Control

              Upon a change of control repurchase event, as defined in the indenture governing the 2023 notes, the holders of the 2023 notes have the right to require us to repurchase all or any part of that holder's 2023 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

              The 2023 notes indenture contains certain covenants for the benefit of the holders of the 2023 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2023 notes.

5.25% Senior Notes Due 2025

General

              The following summary of the 2025 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the tenth supplemental indenture, dated June 25, 2015, governing the 2025 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated June 25, 2015, and filed on June 25, 2015.

              The 2025 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

              The currently outstanding aggregate principal amount of the 2025 notes is $1 billion. The 2025 notes will mature on July 1, 2015. Interest on the 2025 notes accrues at a rate of 5.25% per annum and is payable semiannually in arrears on July 1 and January 1 of each year to holders of record on the immediately preceding June 15 and December 15.

Subsidiary Guarantees

              Ball Corporation's payment obligations under the 2025 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball's existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2025 notes are not guaranteed by any of Ball's foreign subsidiaries.

              The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

              At any time, we may redeem all or some of the 2025 notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2025 note indenture) plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

Change of Control

              Upon a change of control repurchase event, as defined in the indenture governing the 2025 notes, the holders of the 2025 notes have the right to require us to repurchase all or any part of that holder's 2025 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

              The 2025 notes indenture contains certain covenants for the benefit of the holders of the 2025 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

              Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2025 notes.

DESCRIPTION OF NOTES

              You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the words "Ball," "we," "us" and "our" refer only to Ball Corporation and not to any of its Subsidiaries.

              Ball Corporation is offering $1 billion in aggregate principal amount of 4.375% Senior Notes due 2020 (the "2020 Dollar notes"), €400 million in aggregate principal amount of 3.500% Senior Notes due 2020 (the "2020 Euro notes") and €700 million in aggregate principal amount of 4.375% Senior Notes due 2023 (the "2023 Euro notes"). The 2020 Dollar notes, 2020 Euro notes and 2023 Euro notes are referred to collectively as the "notes." The 2020 Euro notes and 2023 Euro notes are referred to together as the "euro-denominated notes." Ball will issue each series of notes under a base indenture dated November 27, 2015, among itself and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by:

  •
  a first supplemental indenture with respect to the 2020 Dollar notes (the "First Supplemental Indenture"), among Ball, the Guarantors and the trustee;

  •
  a second supplemental indenture with respect to the 2020 Euro notes (the "Second Supplemental Indenture") among Ball, the Guarantors and the trustee; and

  •
  a third supplemental indenture with respect to the 2023 Euro notes (the "Third Supplemental Indenture"), among Ball, the Guarantors and the trustee.

              For convenience, the base indenture, as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, is referred to as the "indenture." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

              This offering is expected to be consummated prior to the consummation of the Rexam Acquisition. Pursuant to the terms of the Bridge Loan Agreement, Ball will deposit the net proceeds from this offering into the Escrow Account, which will reduce the commitments under the Bridge Loan Agreement by the amount of proceeds so deposited. The Escrow Account will be governed by the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent will release the net proceeds to pay a portion of the cash portion of the Rexam Acquisition consideration and related fees and expenses pursuant to joint written instructions from us and the Financial Advisor; except in certain circumstances where Ball fails to provide such instructions in which case the Financial Advisor can unilaterally provide such instructions.

              The indenture governing the notes does not independently require that Ball place the proceeds from the sale of the notes in escrow or that Ball provide a security interest in those proceeds for the benefit of the holders of the notes. However, if the Rexam Acquisition has not been consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, all of the outstanding notes of each series will be subject to a Special Mandatory Redemption at the Special Mandatory Redemption Price applicable to each series. See "—Special Mandatory Redemption."

              The following description is a summary of the material provisions of the notes and indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

Brief Description of the Notes and the Guarantees

The Notes

              The notes will be Ball's senior unsecured obligations and will rank:

  •
  equally in right of payment to all of Ball's existing and future senior Indebtedness, including its existing senior notes; and

  •
  senior in right of payment to all of Ball's future Indebtedness that expressly provides for its subordination to the notes.

              In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. Further, borrowings under our existing credit facilities are secured by a pledge of capital stock of Ball's Domestic Subsidiaries and 65% of the capital stock of certain of Ball's Foreign Subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball's Foreign Subsidiaries, Ball Capital Corp. II and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See "Risk Factors—Risks Related to the Notes—The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt" and "Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables, that do not guarantee the notes."

The Guarantees

              Ball's payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball as of the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, other than Ball Capital Corp. II and the Excluded Subsidiaries. Additionally, all future Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries, will be required to become Guarantors.

              The subsidiary guarantee of each Guarantor will be such Guarantor's senior unsecured obligation and rank:

  •
  equally in right of payment to all of such Guarantor's existing and future senior debt, including such Guarantor's guarantee of Ball's existing senior notes; and

  •
  senior in right of payment to all of such Guarantor's future debt that expressly provides for its subordination to such Guarantor's subsidiary guarantee.

              In the event that the Guarantors' secured creditors exercise their rights with respect to the Guarantors' pledged assets, the Guarantors' secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball that guarantees any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries will guarantee the notes, none of Ball's other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated approximately 41% of our net sales for the year ended December 31, 2014 and approximately 40% for the nine months ended September 30, 2015 and held approximately 59% of our assets as of both December 31,

2014 and September 30, 2015. See note 19 to the consolidated financial statements of Ball incorporated by reference into this prospectus supplement for more detail about the historical division of Ball Corporation's consolidated revenues and assets between the Guarantor and non-Guarantor Subsidiaries.

Principal, Maturity and Interest

2020 Dollar Notes

              The 2020 Dollar notes will be initially limited to $1 billion in aggregate principal amount and will mature on December 15, 2020. The 2020 Dollar notes will bear interest at the rate of 4.375% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

              We will make interest payments on the 2020 Dollar notes semi-annually in arrears on January 1 and July 1 commencing on July 1, 2016, to the holders of record at the close of business on the immediately preceding December 15 and June 15 (or, if not a business day, then the business day prior). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

              If an interest payment date or the maturity date with respect to the 2020 Dollar notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The 2020 Dollar notes will be issued in registered book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

2020 Euro Notes

              The 2020 Euro notes will be initially limited to €400 million in aggregate principal amount and will mature on December 15, 2020. The 2020 Euro notes will bear interest at the rate of 3.500% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

              We will make interest payments on the 2020 Euro notes semi-annually in arrears on January 1 and July 1 commencing on July 1, 2016.

              Payment of interest on the 2020 Euro notes on any interest payment date will be made to the person in whose name such note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the 2020 Euro notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2020 Euro notes (or from December 14, 2015, if no interest has been paid on the 2020 Euro notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

              If an interest payment date or the maturity date with respect to the 2020 Euro notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The 2020 Euro notes will be issued in registered book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

2023 Euro Notes

              The 2023 Euro notes will be initially limited to €700 million in aggregate principal amount and will mature on December 15, 2023. The 2023 Euro notes will bear interest at the rate of 4.375% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

              We will make interest payments on the 2023 Euro notes semi-annually in arrears on January 1 and July 1 commencing on July 1, 2016.

              Payment of interest on the 2023 Euro notes on any interest payment date will be made to the person in whose name such 2023 Euro note (or predecessor note) is registered (which shall initially be the common depositary) at the close of business on the business day immediately preceding such interest payment date (the record date with respect to the notes). Interest on the 2023 Euro notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from December 14, 2015, if no interest has been paid on the 2023 Euro notes) to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

              If an interest payment date or the maturity date with respect to the 2023 Euro notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The 2023 Euro notes will be issued in registered book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

              The indenture does not limit the amount of notes that we may issue under the indenture and provides that notes may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series, issue additional notes of any series having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with such applicable series of notes offered hereby. Such series of notes offered hereby and any such additional notes of such series having the same terms, and ranking equally and ratably with, such series of notes offered hereby as described above, that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that are not fungible with the relevant notes offered hereby for U.S. federal income tax purposes shall have a separate securities identifier. Ball may issue one or more other classes of notes under the base indenture and subsequent supplemental indentures. Unless the context requires otherwise, references herein to the "notes" of a series include any additional notes of such series subsequently issued under the indenture that are treated as a single class (but do not include notes subsequently issued under the base indenture and subsequent supplemental indentures that are treated as a different class).

              For purposes of the euro-denominated notes, "business day" means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open. For purposes of the 2020 Dollar notes, "business day" means any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed.

Methods of Receiving Payments on the Notes

              If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

              The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.

              For so long as either series of the euro-denominated notes are admitted to the Official List of the Irish Stock Exchange and for trading on its Global Exchange Market and the rules of such exchange so require, Ball will deliver a notice of any change of paying agent, registrar or transfer agent to the Companies' Announcement Office of the Irish Stock Exchange. Ball will ensure that it maintains a paying agent (or a nominee of the paying agent) in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives.

Transfer and Exchange

              A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

              Ball's payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball's current and future Domestic Subsidiaries that guarantee any other Indebtedness of Ball, other than Ball Capital Corp. II and the Excluded Subsidiaries. Ball's payment obligations under the notes will not be guaranteed by any of Ball's Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.

              Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor's liability on its subsidiary guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees of the notes could be subordinated or voided by a court."

              A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee.

              The subsidiary guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Subsidiary of Ball;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ball;

  (3)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge;" or

  (4)
  upon release of such subsidiary Guarantor's Guarantee of all other Indebtedness of Ball.

Issuance in Dollars or Euros

              Initial holders of the 2020 Dollar notes will be required to pay for the 2020 Dollar notes in U.S. dollars, and principal, premium, if any, and interest payments in respect of the 2020 Dollar notes will be payable in U.S. dollars.

              Initial holders of the euro-denominated notes will be required to pay for the notes in euros, and principal, premium, if any, and interest payments in respect of the euro-denominated notes will be payable in euros.

              If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the euro-denominated notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined herein) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the euro-denominated notes so made in U.S. dollars will not constitute an event of default under the indenture or the euro-denominated notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

Payment of Additional Amounts

              All payments in respect of the euro-denominated notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a holder who is not a United States person such additional amounts on the euro-denominated notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such euro-denominated notes to a holder, after such withholding or deduction, will not be less than the amount provided in such euro-denominated notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

  (1)
  to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

  a.
  being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

  b.
  having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such euro-denominated notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

  c.
  being a controlled foreign corporation related to Ball directly, indirectly or constructively through stock ownership for United States federal income tax purposes;

  d.
  being an owner of a 10% or greater interest in voting stock of Ball within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or

  e.
  being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  (2)
  to any holder that is not the sole beneficial owner of such euro-denominated notes, or a portion of such euro-denominated notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from Ball its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable euro-denominated note, to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such euro-denominated notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding from the payment;

  (5)
  to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

  (6)
  to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives;

  (7)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such euro-denominated note, if such payment can be made without such withholding by at least one other paying agent in a member state of the European Union;

  (8)
  to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any such euro-denominated note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the euro-denominated note been presented for payment on the last day of such 30 day period;

  (9)
  to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

  (10)
  in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

              Except as specifically provided under this heading "—Payment of Additional Amounts," we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

              As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons," the term "United States" means the United States of America (including the States and the District of Columbia), and the term "United States person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States federal income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

              If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent tax counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" with respect to either series of the euro-denominated notes, then we may at our option, having given not less than 30 nor more than 60 days prior notice to holders, redeem, in whole, but not in part, the applicable series of euro-denominated notes at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest (including any additional amounts) on such notes to, but excluding, the redemption date.

Optional Redemption

              Ball may redeem all or any of the notes at any time in whole, or from time to time in part, in each case, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such series of notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, (i) at a rate equal to the sum of the Treasury Rate plus 50 basis points, in respect of the 2020 Dollar notes and (ii) at a rate equal to the sum of the Comparable Government Bond Rate plus (a) 50 basis points, in respect of the 2020 Euro notes and (b) 50 basis points in respect of the 2023 Euro notes, plus in each case, accrued and unpaid interest, if any, to but excluding the redemption date. The redemption prices for the 2020 Dollar notes will be calculated assuming a 360-day year consisting of twelve 30-day months. The redemption prices for the euro-denominated notes will be calculated on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

              Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

              For purposes of the foregoing discussion, the following definitions apply:

              "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

              "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an Independent Investment Banker.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations obtained by Ball for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by Ball, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

              "Independent Investment Banker" means Goldman, Sachs & Co., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue or Comparable Government Bond, as applicable, an independent investment banking institution of national standing appointed by Ball.

              "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. (or its affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Ball may substitute another institution to act as a Primary Treasury Dealer, and (ii) at least two other Primary Treasury Dealers selected by Ball.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by Ball, of the bid and asked prices for the Comparable Treasury Issue for the notes, expressed in each case as a percentage of its principal amount, quoted in writing to Ball by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

              "Treasury Rate" means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.

Special Mandatory Redemption

              In the event that the Rexam Acquisition is not consummated on or prior to November 15, 2016, or if prior to November 15, 2016 we notify the trustee in writing that the Rexam Acquisition has lapsed or been withdrawn, (such event being a "Mandatory Redemption Event"), we will redeem all outstanding notes of each series (the "Special Mandatory Redemption") at a price equal to, for each series of the notes, 100% of the issue price of such notes, plus accrued and unpaid interest from the issue date to, but excluding, the Special Mandatory Redemption Date and additional amounts, if any (the "Special Mandatory Redemption Price"). Notice of the occurrence of a Mandatory Redemption Event will be sent by us (a "Special Redemption Notice") within five business days following the occurrence of a Mandatory Redemption Event, to the trustee. The Special Redemption Notice will specify the date fixed for such Special Mandatory Redemption (the "Special Mandatory Redemption Date"), which date may not be any later than 15 days from the date of such Special Redemption Notice. Concurrently with the delivery of the Special Redemption Notice, we will instruct the paying agent to, at our expense, deliver (by first-class mail to each holder's registered address or otherwise in accordance with the procedures of DTC, Euroclear or Clearstream, as the case may be) a notice that a Special Mandatory Redemption will occur on the date specified in the Special Redemption Notice. Upon the consummation of the Rexam Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Repurchase at the Option of Holders Upon a Change of Control Repurchase Event

              If a Change of Control Repurchase Event occurs for such series of notes, unless Ball has exercised its right to redeem the notes as described above under "—Optional Redemption" within 60 days after the Change of Control, Ball will make an offer (a "Change of Control Offer") to each holder of such series of notes to repurchase all or any part, equal to, with respect to the 2020 Dollar notes, $2,000 or an integral multiple of $1,000, and, with respect to each series of the euro-denominated notes, €100,000 or an integral multiple of €1,000, of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to but excluding the date of repurchase (the "Change of Control Payment").

              Within 30 days following any Change of Control Repurchase Event or, at Ball's option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, Ball will send a notice to each holder of notes of such series describing the transaction or transactions that constitutes the Change of Control and offering to repurchase such series of notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. If sent prior to the date of consummation of the Change of Control transaction, the notice will state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring prior to the Change of Control Payment Date.

              Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.

              For so long as either series of the euro-denominated notes are admitted to the Official List of the Irish Stock Exchange and for trading on its Global Exchange Market and the rules of such exchange so require, Ball will deliver notices relating to the Change of Control to the Companies' Announcement Office of the Irish Stock Exchange.

              On the Change of Control Payment Date, Ball will, to the extent lawful:

  (1)
  accept for payment all 2020 Dollar notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer;

  (2)
  accept for payment all euro-denominated notes of each series or portions of notes (equal to €100,000 or an integral multiple of €1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer;

  (3)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (4)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Ball.

              The paying agent will promptly deliver to each holder of such series of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of, with respect to the 2020 Dollar notes, $2,000 or an integral multiple of $1,000, and, with respect to each series of the euro-denominated notes, €100,000 or an integral multiple of €1,000, in excess thereof.

              Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

              Ball will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

              The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of Ball and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

              If less than all of the notes of a series are to be redeemed at any time, the trustee (or the registrar, as applicable) will select notes of such series for redemption on a pro rata basis, or, in the case of notes issued in global form as discussed under "Book-Entry Procedures; 2020 Dollar notes" and "Book-Entry Procedures; Euro-Denominated Notes," based on the applicable procedures described therein. Neither the trustee nor the registrar shall be liable for selections made by the trustee or registrar, as applicable, in accordance with this paragraph.

              No 2020 Dollar notes of $2,000 or less or euro-denominated notes of €100,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

              Any notice of any redemption may, at Ball's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction.

              All notices to the holders of the notes regarding the notes will be mailed to them at their respective addresses in the register of the notes and will be deemed to have been given on the fourth business day after the date of mailing.

              For notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any euro-denominated notes are admitted to the Official List of the Irish Stock Exchange and admitted for trading on its Global Exchange Market and the rules of the Irish Stock Exchange so require, any such notice to the holders of the relevant euro-denominated notes shall also be delivered to the Companies' Announcements Office of the Irish Stock Exchange and, in connection with any redemption, Ball will notify the Irish Stock Exchange of any change in the principal amount of each series of euro-denominated notes outstanding.

Certain Covenants

Limitation on Liens

              Ball will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the notes (together with, at the option of Ball, any other Indebtedness of Ball or any Subsidiary ranking equally in right of payment with the notes) equally and ratably with or, at the option of Ball, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes under this covenant.

"Permitted Liens" means:

  (1)
  Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a "substantial improvement") of such Principal Property or (y) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

  (2)
  Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Ball or any of its Subsidiaries or it otherwise becomes a Subsidiary of Ball; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of Ball and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball;

  (3)
  Liens securing Indebtedness in favor of Ball and/or one or more of its Subsidiaries;

  (4)
  Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

  (5)
  Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

  (6)
  Liens existing on the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture;

  (7)
  Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or clauses (10) or (11) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

  (8)
  Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker's Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

  (9)
  Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of Ball or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

  (10)
  Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Ball to be greater than 3.00 to 1.00 as of such date of incurrence; or

  (11)
  other Liens, in addition to those permitted in clauses (1) through (10) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Ball and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption "—Limitation on Sale and Leaseback Transactions," not to exceed 15% of the Consolidated Net Tangible Assets of Ball measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred).

              For purposes of clauses (10) and (11) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Ball or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

Limitation on Sale and Leaseback Transactions

              Ball will not, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Ball or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Ball or the Restricted Subsidiary to such other

Person (a "Sale and Leaseback Transaction"), except that a Sale and Leaseback Transaction is permitted if Ball or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

              In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in "—Limitation on Liens" above:

  (1)
  temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

  (2)
  leases between only Ball and a Restricted Subsidiary of Ball or only between Restricted Subsidiaries of Ball;

  (3)
  leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Ball) of the subject property and Ball applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Ball may deliver notes or other debt securities to the trustee for cancellation; and

  (4)
  leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

Merger, Consolidation or Sale of Assets

              Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either:

  (a)
  Ball is the surviving corporation; or

  (b)
  the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

  (3)
  immediately after such transaction, no Default or Event of Default exists.

              This "Merger, Consolidation or Sale of Assets" covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Subsidiaries.

Additional Subsidiary Guarantees

              If Ball or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture and such newly acquired or created Domestic Subsidiary guarantees (or is a guarantor of) any other Indebtedness of Ball, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 20 business days of the date on which it was acquired or created or such later date on which it guarantees (or is a guarantor of) such other Indebtedness of Ball; provided, that this covenant does not apply to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

Reports

              Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the trustee and the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ball's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

              In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

              In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball's filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.

Events of Default and Remedies

              Each of the following is an "Event of Default" with respect to the notes of a series:

  (1)
  default for 30 days in the payment when due of interest on the notes of such series;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes of such series;

  (3)
  failure by Ball for 30 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes of such series to comply with the provisions described under the captions "—Repurchase at the Option of Holders Upon a Change of Control;"

  (4)
  failure by Ball or any of its Subsidiaries for 60 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes of such series to comply with any of the other agreements in the indenture or the notes;

  (5)
  default under any Indebtedness for money borrowed by Ball or any of its Subsidiaries (other than a receivables securitization entity) (or the payment of which is guaranteed by Ball or any of its Subsidiaries (other than a receivables securitization entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the First Supplemental Indenture, Second Supplemental Indenture or Third Supplemental Indenture, as applicable, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness on or before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity; and

  (c)
  in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more or its foreign currency equivalent, and in each case we have received notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes of such series and thereafter do not cure the default within 30 days;

  (6)
  failure by Ball or any of its Subsidiaries to pay final judgments aggregating in excess of $75 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  any subsidiary guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its subsidiary guarantee, in each case except as permitted by the indenture; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Subsidiaries that is a Significant Subsidiary.

              In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes of each series will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the then outstanding notes of such series may rescind any such acceleration with respect to the notes of such series and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes of such series may declare the notes of such series to be due and payable immediately.

              Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes of such series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

              Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes of such series have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

              The holders of a majority in aggregate principal amount of the then outstanding notes of a series by notice to the trustee may on behalf of the holders of all of the notes of such series rescind any acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes of such series.

              Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days after an officer becomes aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

              Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes of a series and all obligations of the Guarantors discharged with respect to their subsidiary guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes of such series to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

  (2)
  Ball's obligations with respect to the notes of such series concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts duties and immunities of the trustee, and Ball's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance (as defined herein) provisions of the indenture.

              In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes of such series. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

              In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  with respect to the 2020 Dollar notes, Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2020 Dollar notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding 2020 Dollar notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the 2020 Dollar notes are being defeased to maturity or to a particular Redemption Date;

  (2)
  with respect to the euro-denominated notes, Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the euro-denominated notes of such series, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes of such series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes of such series are being defeased to maturity or to a particular Redemption Date;

  (3)
  in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, as applicable, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (4)
  in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (5)
  no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

  (6)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

  (7)
  Ball must deliver to the trustee an officers' certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes of such series over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

  (8)
  Ball must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

              Except as provided in the next two succeeding paragraphs, the indenture or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series notes).

              Without the consent of each holder of notes of such series affected, an amendment, supplement or waiver may not (with respect to any notes of such series held by a non-consenting holder):

  (1)
  reduce the principal amount of notes of such series whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note of such series or alter or waive the provisions with respect to the redemption of the notes of such series (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders Upon a Change of Control Repurchase Event");

  (3)
  reduce the rate of or change the time for payment of interest on any note of such series, including default interest;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series and a waiver of the payment default that resulted from such acceleration;

  (5)
  make any note payable in money other than that stated in the notes of such series;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes of such series to receive payments of principal of, or interest or premium on the notes of such series;

  (7)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

  (8)
  make any change in the preceding amendment and waiver provisions.

              Notwithstanding the preceding, without the consent of any holder or holders of notes of such series, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes of such series or a subsidiary guarantee:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes, provided that such uncertificated notes are issued in registered form under Section 163(f)(5) of the Code (as defined herein);

  (3)
  to provide for the assumption of Ball's or a Guarantor's obligations to holders of notes of such series in the case of a merger or consolidation or sale of all or substantially all of Ball's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes of such series or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes of such series in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes of such series;

  (6)
  to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes of such series;

  (7)
  to evidence and provide for the acceptance of appointment by a successor trustee;

  (8)
  to add guarantees with respect to the notes of such series;

  (9)
  to secure the notes of such series; and

  (10)
  to release any Lien granted in favor of the holders of the notes of such series pursuant to the covenant described in "Certain Covenants—Limitation on Liens" upon release of the Lien securing the underlying obligation that gave rise to such Lien.

              The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

              After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

              The indenture will be discharged and will cease to be of further effect as to all notes of each series issued thereunder when:

  (1)
  either:

  (a)
  all notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

  (b)
  all notes of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, (i) with respect to the 2020 Dollar notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, and (ii) with respect to the euro-denominated notes, cash in euros, non-callable government obligations of any member nation of the European Union whose official currency is the euro, certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or principal or interest payments due in respect thereof, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound;

  (3)
  Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of all notes of such series at maturity or the Redemption Date, as the case may be.

              In addition, Ball must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

              If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

              The holders of a majority in principal amount of the then outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee on behalf of the holders of notes of such series, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes of a series, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry Procedures; 2020 Dollar Notes

              The 2020 Dollar notes will initially be represented by one or more global notes in registered, global form. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

              Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

              The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Ball takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

              DTC has advised Ball that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

              DTC has also advised Ball that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

              Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a global note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

              Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

              Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the 2020 Dollar notes, including the global notes, are registered as the owners of the 2020 Dollar notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

              DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the 2020 Dollar notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of 2020 Dollar notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the 2020 Dollar notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

              Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

              DTC has advised Ball that it will take any action permitted to be taken by a holder of 2020 Dollar notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the 2020 Dollar notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

              Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

              A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies Ball that it is unwilling or unable to continue as depositary for the global notes and Ball fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

              In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

              Ball will make payments in respect of the 2020 Dollar notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ball will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The 2020 Dollar notes represented by the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Book-Entry Procedures; Euro-Denominated Notes

Global Clearance and Settlement

              The euro-denominated notes of each series will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

              Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

              Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold euro-denominated notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

              For so long as the euro-denominated notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of euro-denominated notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by Ball and the trustee as the holder of such nominal amount of euro-denominated notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of euro-denominated notes, for which purpose the registered holder of the relevant global note shall be treated by Ball and the trustee as the holder of such nominal amount of euro-denominated notes in accordance with and subject to the terms of the global note and the expressions "noteholder" and "holder of notes" and related expressions shall be construed accordingly.

              We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

              Clearstream Banking, société anonyme ("Clearstream"), has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined herein) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

              Distributions with respect to euro-denominated notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

              Euroclear Bank S.A./N.V. ("Euroclear") has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. /N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

              Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

              Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

              So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the euro-denominated notes represented by such global notes for all purposes under the indenture and the euro-denominated notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

              Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system's rules and procedures.

              Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

              We understand that investors that hold their euro-denominated notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, euro-denominated notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

              Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

              We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

              You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the euro-denominated notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

              In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the euro-denominated notes, or to make or receive a payment or delivery of the euro-denominated notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

              Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

              Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

              Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

  (1)
  the common depositary notifies us that it is no longer willing or able to act as a depositary for such global notes or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor common depositary within 90 days;

  (2)
  an event of default has occurred and is continuing and the common depositary requests the issuance of certificated notes; or

  (3)
  we determine not to have the euro-denominated notes represented by a global note.

              In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

              Payments (including principal, premium and interest) and transfers with respect to euro-denominated notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on euro-denominated notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with such registration may be required.

Listing

              Application has been made for each series of the euro-denominated notes to be admitted to the Official List of the Irish Stock Exchange and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. There can be no assurance that the application to admit each series of such notes to the Official List of the Irish Stock Exchange and to trading on its Global Exchange Market will be approved and settlement of each series of such notes is not conditioned on obtaining such listing.

              We will use commercially reasonable efforts to obtain and maintain the admission of each series of the euro-denominated notes to the Official List of the Irish Stock Exchange and for trading on its Global Market Exchange for so long as such series of notes are outstanding; provided that if at any time we determine that we will not maintain such listing, we will obtain prior to the delisting of such series of notes from the Irish Stock Exchange, and thereafter use our commercially reasonable efforts to maintain, a listing of such series of notes on another internationally recognized stock exchange. We will notify the trustee and paying agent of the listing of any such series of notes on an exchange.

Certain Definitions

              Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

              "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

              "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

              "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

              "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

              "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

              "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Subsidiaries taken as a whole to any "person," as that term is used in Section 13(d)(3) of the Exchange Act, other than to Ball or any of its Subsidiaries;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Ball;

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares; provided that any holding company that conducts no material activities other than holding Capital Stock of Ball or any direct or indirect parent of Ball and has no other material assets or liabilities other than such Capital Stock will not itself be considered a "person" for purposes of this clause (3);

  (4)
  the first day on which a majority of the members of the Board of Directors of Ball are not Continuing Directors; or

  (5)
  Ball consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Ball, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Ball is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Ball outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

              "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Ratings Event.

              "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (4)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

              "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication):

  (1)
  the Net Income (but not loss) of any Person (other than Ball) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

  (2)
  the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

  (4)
  the cumulative effect of a change in accounting principles;

  (5)
  any gains or losses (on an after-tax basis) attributable to asset dispositions;

  (6)
  all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

  (7)
  any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

  (8)
  any impairment charge or asset write off;

  (9)
  net charges associated with or related to any restructurings;

  (10)
  all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of Ball and its Subsidiaries incurred as a result of asset acquisitions, investments, asset sales and the issuance of Capital Stock or Indebtedness, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related asset acquisition, investment or asset sale;

  (11)
  expenses incurred by Ball or any Subsidiary to the extent reimbursed in cash by a third party;

  (12)
  all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being "Non-Cash Restructuring Charges"); and

  (13)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

              "Consolidated Net Tangible Assets" means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Secured Indebtedness" means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Capital Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.

              "Consolidated Secured Leverage Ratio" means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the "Calculation Date"), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

              In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:

  (1)
  acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded,

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Ball (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Ball who:

  (1)
  was a member of the Board of Directors on the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture; or

  (2)
  was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by specific action by the Board of Directors or by approval by the Board of Directors of Ball's proxy statement in which such member was named as a nominee for election as a director).

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Domestic Subsidiary" means any Subsidiary of Ball other than a Foreign Subsidiary.

              "Excluded Subsidiary" means such Subsidiaries of Ball as may from time to time be designated by Ball as "Excluded Subsidiaries" pursuant to an officers' certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:

  (1)
  the aggregate of the net sales of all such Subsidiaries shall not exceed $35 million in any twelve-month period; and

  (2)
  the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $35 million.

              "Foreign Subsidiary" means any Subsidiary of Ball that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture.

              "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

              "Guarantors" means:

  (1)
  each Domestic Subsidiary of Ball as of the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture that guarantees any other Indebtedness of Ball (other than Ball Capital Corp. II and the Excluded Subsidiaries); and

  (2)
  any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture; and

their respective successors and assigns.

              "Hedging Obligations" means, with respect to any specified Person, the net payment obligations of such Person under:

  (1)
  interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

              The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the fair market value (as determined in good faith by Ball) of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

For avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Ball.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

              "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

  (3)
  any one time noncash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from this offering of the notes hereby, the application of the net proceeds therefrom and the payment of related fees and expense.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

              "Principal Property" means any manufacturing plant or manufacturing facility owned by Ball or any of its Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Ball. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.

              "Rating Agency" means (1) each of Moody's and S&P and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Ball's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Ball as a replacement agency for Moody's or S&P, or both, as the case may be.

              "Rating Date" means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Ball to affect a Change of Control.

              "Ratings Event" means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies):

  (a)
  if the series of notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the series of notes shall be reduced so that the series of notes are rated below Investment Grade by both Rating Agencies or

  (b)
  if the series of notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the series of notes shall remain rated below Investment Grade by both Rating Agencies.

              "Restricted Subsidiary" means any Domestic Subsidiary (other than Ball Capital Corp. II or any other receivables securitization entity).

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture.

              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

              For avoidance of doubt, neither Latapack-Ball Embalagens Ltda nor Rocky Mountain Metal Container LLC will be deemed to be a Subsidiary of Ball, in each case for so long as Ball's ownership percentage of the Voting Stock (measured by voting power) of the applicable entity as of the date of the date of the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture does not materially increase.

              "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

              The following is a general discussion of U.S. federal income tax consequences of the ownership and disposition of the notes by an initial holder of the notes that acquires the notes pursuant to this offering at the initial sale price and holds the notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder (the "Treasury Regulations"), judicial decisions and current administrative rulings and practices, all as in effect and available as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, entities that are treated as partnerships for U.S. federal income tax purposes (and investors in such entities), dealers in securities or currencies, certain U.S. expatriates, persons deemed to sell the notes under the constructive sale provisions of the Code and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or foreign tax laws. This discussion also does not address tax consequences to U.S. holders (as defined herein) whose "functional currency" is not the U.S. dollar. This discussion is not intended to constitute a complete analysis of all tax consequences of the purchase, ownership and disposition of the notes. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences to them in their particular circumstances.

              For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust; or (B) the trust has made an election under the applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes and is not a U.S. holder.

              If an entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns the notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Consequences to U.S. Holders of Dollar-Denominated Notes

Interest

              Payments of interest on a dollar-denominated note will be taxable to a U.S. holder as ordinary interest income at the time the payments accrue or are received (in accordance with the U.S. holder's method of accounting for tax purposes).

Disposition of the Notes

              A U.S. holder will generally recognize taxable capital gain or loss upon the sale, exchange or retirement of a note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. holder's adjusted tax basis (generally its cost less any principal payment received) in the dollar-denominated note. This gain or loss will generally be long-term capital gain or loss if the note is held for more than one year. To the extent the amount realized represents accrued but unpaid interest, this amount will be treated as taxable interest income. The deductibility of capital losses is subject to limitations.

Consequences to U.S. Holders of Euro-Denominated Notes

Interest

              A U.S. holder of a euro-denominated note that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of each euro-denominated interest payment received based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see "—Transactions in Euros," below).

              A U.S. holder of a euro-denominated note that uses the accrual method of tax accounting will accrue interest income on such note in euros and translate the amount accrued into U.S. dollars based on:

  •
  the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder's taxable year; or

  •
  at such U.S. holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the "IRS").

              A U.S. holder of a euro-denominated note that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount of such accrued interest as previously included in such U.S. holder's income. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.

Disposition of the Notes

              Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a "Disposition"), except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a 2020 Dollar note will generally equal the amount the U.S. holder paid for the note.

              Subject to the discussion below, the adjusted tax basis of a euro-denominated note to a U.S. holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase and the amount realized by a U.S. holder upon the Disposition of a euro-denominated note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition.

              If the euro-denominated notes are traded on an established securities market, a U.S. holder that uses the cash method of tax accounting, and if it so elects, a U.S. holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax basis in a euro-denominated note and the amount realized on the Disposition of a euro-denominated note by translating the relevant euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

              Except as described below, any gain or loss on the Disposition of a note will be long-term capital gain or loss if the U.S. holder's holding period for the note exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

              Gain or loss recognized by a U.S. holder on a Disposition of a euro-denominated note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. holder held such euro-denominated note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is Disposed of and (2) of purchase. The recognition of such foreign currency exchange gain or loss (including with respect to accrued interest) on the Disposition of a euro-denominated note will be limited to the amount of overall gain or loss realized on the Disposition.

Transactions in Euros

              Euros received as interest on, or on a Disposition of, a euro-denominated note will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time such proceeds from Disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. holder's adjusted tax basis in such euros. A U.S. holder that purchases a euro-denominated note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder's adjusted tax basis in such euros and the U.S. dollar fair market value of such euro-denominated note on the date of purchase.

              Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a euro-denominated note will generally not result in any exchange gain or loss for a U.S. holder.

Reportable Transaction Reporting

              Under applicable Treasury Regulations, a U.S. holder who participates in "reportable transactions" (as defined in the Treasury Regulations) must attach to its United States federal income tax return a disclosure statement on IRS Form 8886. The Treasury Regulations could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the relevant rules, a U.S. holder may be required to treat a foreign currency exchange loss from the euro-denominated notes as a reportable transaction if this loss exceeds the relevant threshold in the

Treasury Regulations. U.S. holders should consult their tax advisors to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or disposition of the euro-denominated notes or any related transaction such as the disposition of any euros received in respect of the euro-denominated notes.

Consequences to Non-U.S. Holders

Interest

              Except as discussed below with respect to interest that is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment of the non-U.S. holder within the United States), a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, subject to the discussions of provisions commonly referred to as the Foreign Account Tax Compliance Act below, on payments of interest on the notes, provided that the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly, indirectly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the non-U.S. holder provides its name and address, and certifies on an IRS Form W-8BEN, in the case of individuals, or Form W-BEN-E, in the case of entities (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person or (y) a securities clearing organization or certain other financial institutions holding the relevant notes on behalf of the non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (x) has been received by it and furnishes the applicable withholding agent with a copy thereof. In addition, the applicable withholding agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a U.S. person.

              If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (or, if certain tax treaties apply, if such interest is not attributable to a permanent establishment of the non-U.S. holder within the United States) and such non-U.S. holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate or a lower applicable tax treaty rate). To claim an exemption from or a reduced rate of withholding under an applicable tax treaty, a non-U.S. holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E.

              If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment of the non-U.S. holder within the United States), then the non-U.S. holder will generally be subject to U.S. federal income tax on such interest on a net income basis at the rates applicable to U.S. holders and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30%, or a lower applicable tax treaty rate). Any such interest will not also be subject to U.S. federal withholding tax, however, if the non-U.S. holder delivers the applicable withholding agent a properly executed IRS Form W-8ECI claiming an exemption from U.S. federal withholding tax.

Disposition of the Notes

              Subject to the discussions of provisions commonly referred to as the Foreign Account Tax Compliance Act below, a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on the Disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if certain tax treaties apply, is attributable to a permanent establishment of the non-U.S. holder within the United States), or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year of Disposition and certain other conditions are satisfied. If the exception under (i) applies, the non-U.S. holder will generally be subject to U.S. federal income tax on any gain on a net income basis at the rates applicable to U.S. holders unless an applicable tax treaty provides otherwise, and if such holder is a corporation, it may also be subject to a branch profits tax (currently imposed at a rate of 30%, or a lower applicable tax treaty rate). Accrued and unpaid interest realized on a Disposition of a note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under "—Consequences to Non-U.S. Holders—Interest." If the exception under (ii) applies, the non-U.S. holder will generally be subject to tax equal to 30% on the gain realized (which may be offset by certain U.S. source capital losses) except as provided under an applicable tax treaty.

Foreign Account Tax Compliance Act

              Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred to as the "Foreign Account Tax Compliance Act" or "FATCA") generally impose withholding at a rate of 30% in certain circumstances on (i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the Disposition of, the notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (y) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (z) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, (i) interest payable on, and (ii) after December 31, 2018, gross proceeds from the Disposition of, the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (y) certifies that such entity does not have any "substantial United States owners" or (z) provides certain information regarding the entity's "substantial United States owners," which will in turn be provided to the United States Department of the Treasury. No additional amounts on the notes will be paid by us or any paying agent in respect of any such FATCA withholding. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

 EU TAX CONSIDERATIONS

European Union Savings Directive

              Under the Savings Directive, Member States are required to provide to the tax authorities of another Member State details of interest payments (within the meaning of the Savings Directive) or other similar income paid by a paying agent (within the meaning of the Savings Directive) within its jurisdiction to (or for the benefit of) an individual resident in that other Member State or certain limited types of entities established in that Member State.

              However, for a transitional period, Austria is instead operating a withholding system in relation to such payments made by paying agents established in Austria, deducting tax at the rate of 35 per cent. unless, during such period, Austria elects to do otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

              A number of non-EU countries (including Switzerland, which adopted a withholding system) and certain dependent or associated territories of certain Member States, agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in such Member State to, or collected by such a person for, an individual resident in the relevant territory.

              If a payment with respect to any note were to be made or collected through a Member State that has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, none of the Company or any paying agent nor any other person would be obliged to pay additional amounts with respect to any note as a result of the imposition of such withholding tax.

              On 10 November 2015, the EU Council adopted a Directive providing for the repeal of the Savings Directive, with effect from 1 January 2016, in order to avoid overlap with Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU) (commonly referred to as the "Directive on Administrative Cooperation" or the "DAC"). The DAC requires Member States to apply new measures on mandatory automatic exchange of information, generally with effect from 1 January 2016. However, Austria has been granted a derogation pursuant to which it will only be subject to the DAC from 1 January 2017 or, if earlier, from such time as Austria has introduced relevant measures under the DAC. The repealing Directive therefore provides for the Savings Directive to continue to apply to Austria for such additional period pending the DAC taking effect. The new regime under the DAC is aligned with the single global Standard for Automatic Exchange of Finance Account Information in Tax Matters developed and released by the Organisation for Economic Co-operation and Development in July 2014. The DAC is generally broader in scope that the Savings Directive, although it does not impose withholding taxes.

PROSPECTIVE HOLDERS OF THE NOTES WHO ARE IN ANY DOUBT AS TO THEIR POSITION WITH REGARDS TO THE SAVINGS DIRECTIVE SHOULD CONSULT THEIR OWN TAX ADVISORS.

The Proposed Financial Transaction Tax ("FTT")

              The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the "participating Member States").

              The proposed FTT has very broad scope and could, if introduced in its published form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of notes should, however, be exempt.

              Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

              A joint statement issued in May 2014 by ten of the eleven participating Member States indicated an intention to implement the FTT progressively, such that it would initially apply to shares and certain derivatives. On 27 January 2015, a further joint statement by ministers of the participating Member States (excluding Greece) stated, amongst other things, that the FTT should be based on the principle of the widest possible base and low rates. Both statements expressed a willingness to implement the FTT on 1 January 2016.

              However, the FTT proposal remains subject to negotiation between the participating Member States and it may therefore be altered prior to any implementation, the timing of which remains unclear. Additional Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

PROSPECTIVE HOLDERS OF NOTES ARE ADVISED TO SEEK THEIR OWN PROFESSIONAL ADVICE IN RELATION TO THE FTT.

UNDERWRITING

              Goldman, Sachs & Co. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below at the public offering price less the underwriting discounts and commissions set forth for each series of notes on the cover page of this prospectus supplement:

Underwriter	Principal Amount of 2020 Dollar Notes	Principal Amount of 2020 Euro Notes	Principal Amount of 2023 Euro Notes
Goldman, Sachs & Co.	$100,650,900.00	€40,260,360.00	€70,455,630.00
Deutsche Bank Securities Inc.	127,137,900.00	—	—
Deutsche Bank AG, London Branch	—	50,855,160.00	88,996,530.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	127,137,900.00	—	—
Merrill Lynch International	—	50,855,160.00	88,996,530.00
KeyBanc Capital Markets Inc.	100,650,900.00	40,260,360.00	70,455,630.00
Mizuho Securities USA Inc.	79,461,200.00	—	—
Mizuho International plc	—	31,784,480.00	55,622,840.00
Rabo Securities USA, Inc.	79,461,200.00	—	—
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	—	31,784,480.00	55,622,840.00
ANZ Securities, Inc.	34,500,000.00	13,800,000.00	24,150,000.00
BNP Paribas Securities Corp.	34,500,000.00	13,800,000.00	24,150,000.00
Credit Agricole Securities (USA) Inc.	34,500,000.00	13,800,000.00	24,150,000.00
Mitsubishi UFJ Securities (USA), Inc.	34,500,000.00	—	—
Mitsubishi UFJ Securities International plc	—	13,800,000.00	24,150,000.00
PNC Capital Markets LLC	34,500,000.00	13,800,000.00	24,150,000.00
Santander Investment Securities Inc.	34,500,000.00	—	—
Banco Santander, S.A.	—	13,800,000.00	24,150,000.00
SMBC Nikko Securities Americas, Inc.	34,500,000.00	—	—
SMBC Nikko Capital Markets Limited	—	13,800,000.00	24,150,000.00
TD Securities (USA) LLC	34,500,000.00	13,800,000.00	24,150,000.00
UniCredit Capital Markets LLC	34,500,000.00	—	—
UniCredit Bank AG	—	13,800,000.00	24,150,000.00
RB International Markets (USA) LLC	27,000,000.00	—	—
Raiffeisen Bank International AG	—	10,800,000.00	18,900,000.00
Barclays Capital Inc.	24,000,000.00	—	—
Barclays Bank PLC	—	9,600,000.00	16,800,000.00
The Williams Capital Group, L.P.	24,000,000.00	9,600,000.00	16,800,000.00

Total	$1,000,000,000	€400,000,000	€700,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of this offering may be changed. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated at $2 million and are payable by us.

New Issue of Notes

              The 2020 Dollar notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the 2020 Dollar notes on any national securities exchange or for inclusion of the 2020 Dollar notes on any automated dealer quotation system.

              Application has been made for each series of the euro-denominated notes to be admitted to the Official List of Ireland and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. No certainty can be given that this application will be granted.

              We cannot assure you that an active trading market for the notes will develop. We have been advised by the underwriters that they presently intend to make a market in each series of the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for any series of the notes or that an active public market for each series of the notes will develop. If an active public trading market for each series of the notes does not develop, the market price and liquidity of such notes may be adversely affected. If any series of the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of each series of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Deutsche Bank Securities Inc. is the administrative agent and collateral agent under our Revolving Credit Agreement and the administrative agent under our Bridge Loan Agreement, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Mizuho Securities USA Inc. and Rabo Securities USA, Inc. or their affiliates, are a joint lead arranger and joint bookrunner under these credit facilities. Affiliates of certain of the underwriters are lenders under these credit facilities, and certain of the underwriters or their affiliates have other lending or credit arrangements with us, including under our accounts receivable securitization facility and our accounts receivable factoring program. Additionally, affiliates of Goldman, Sachs & Co. and Deutsche Bank Securities Inc. have acted as joint financial advisers to Ball, and an affiliate of Barclays Bank PLC acted as a joint financial advisor to Rexam, in connection with the proposed Rexam Acquisition. We have also entered into certain derivative hedging transactions with some of the underwriters.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant

Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of this offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU ) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

              Each of the underwriters has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

              This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

              No prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

              The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Settlement

              We expect that delivery of each series of notes will be made to investors on or about December 14, 2015, which will be the eighth business day following the date of this prospectus supplement (such settlement being referred to as "T+8"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes hereunder on the date hereof or the four succeeding business days will be required, by virtue of the fact that the notes initially settle in T+8, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the fifth business day following the date hereof should consult their advisors.

 EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Ball Corporation for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

              The audited historical financial statements of Rexam PLC as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 included as Exhibit 99.1 of Ball Corporation's Current Report on Form 8-K, dated June 15, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

              Certain legal matters as to the validity of the notes are being passed upon by Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS

Ball Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants

        From time to time, we may offer debt securities, common stock, preferred stock or warrants. In addition, from time to time, selling shareholders may offer our common stock.

        We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We or selling shareholders may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or selling shareholders may also sell securities directly to investors.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "BLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 4.

        None of the Securities and Exchange Commission, any other state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. In addition, selling shareholders may sell, from time to time, our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        Our principal offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

WHERE YOU CAN FIND MORE INFORMATION

        Ball Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information, including the registration statement of which this prospectus is a part, at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Ball Corporation's SEC filings are also available to you on the SEC's website at http://www.sec.gov.

        This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein of therein for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows the "incorporation by reference" of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

  •
  Our Current Reports on Form 8-K filed with the SEC on February 5, 2015 (except with respect to Item 2.02 and the related exhibit furnished pursuant to Item 9.01), February 19, 2015, as amended and restated by Amendment No. 2 on Form 8-K/A filed on June 12, 2015 (except with respect to Item 7.01 and the related exhibit furnished pursuant to Item 9.01), April 30, 2015 (except with respect to Item 2.02 and the related exhibit furnished pursuant to Item 9.01), May 7, 2015 (except with respect to Item 7.01 and the related exhibit furnished pursuant to Item 9.01), June 15, 2015, June 25, 2015, June 26, 2015, July 30, 2015 (except with respect to Item 2.02 and the related exhibit furnished pursuant to Item 9.01), October 29, 2015 (except with respect to Item 2.02 and the related exhibit furnished pursuant to Item 9.01), October 30, 2015 and November 27, 2015.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, including any amendments or reports filed with the SEC for the purpose of updating such description.

  •
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-07349) filed with the SEC on August 3, 2006, as amended, including any amendments or reports filed with the SEC for the purpose of updating such description.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

Ball Corporation
10 Longs Peak Drive, P.O. Box 5000
Broomfield, Colorado 80021-2510
(303) 469-3131
Attention: General Counsel

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains, and the documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as "will," "expect," "estimate," "anticipate," "forecast," "plan,"

"believe" and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.

        Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under "Risk Factors" in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

        with respect to our packaging segments:

  •
  product demand fluctuations;

  •
  availability/cost of raw materials;

  •
  competitive packaging, pricing and substitution;

  •
  changes in climate and weather;

  •
  changes in crop yields;

  •
  competitive activity;

  •
  failure to achieve productivity improvements or cost reductions;

  •
  mandatory deposit or other restrictive packaging laws;

  •
  customer and supplier consolidation, power and supply chain influence;

  •
  changes in major customer or supplier contracts or loss of a major customer or supplier;

  •
  political instability and sanctions;

  •
  changes in foreign exchange or tax rates;

        with respect to our aerospace segment:

  •
  funding, authorization, availability and returns of government and commercial contracts;

  •
  delays, extensions and technical uncertainties affecting segment contracts;

        with respect to the company as a whole:

  •
  those factors listed above;

  •
  changes in senior management;

  •
  successful or unsuccessful acquisitions and divestitures;

  •
  regulatory action or issues including tax, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

  •
  technological developments and innovations;

  •
  litigation;

  •
  strikes;

  •
  labor cost changes;

  •
  rates of return on assets of the company's defined benefit retirement plans;

  •
  pension changes;

  •
  uncertainties surrounding the U.S. government budget, sequestration and debt limit;

  •
  reduced cash flow;

  •
  ability to achieve cost-out initiatives and interest rates affecting our debt;

  •
  successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam PLC (Rexam) acquisition, the effect of the announcement of the acquisition on Ball's business relationships, operating results and business generally;

  •
  the occurrence of any event or other circumstances that could give rise to the termination of our definitive agreement with Rexam in respect of the acquisition;

  •
  the outcome of any legal proceedings that may be instituted against Ball related to the definitive agreement with Rexam; and

  •
  the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION

        We are a supplier of metal packaging to the beverage, food, personal care and household products industries and a supplier of aerospace systems for civil, commercial and national security aerospace markets.

        Ball Corporation was organized in 1880 and incorporated in Indiana in 1922. Ball Corporation's principal executive offices are located at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510, and its telephone number is (303) 469-3131.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.

        We will not receive any proceeds from the resale of our common stock by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under either an indenture, dated March 27, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, or an indenture, dated November 27, 2015, between us and Deutsche Bank Trust Company Americas, as trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indentures, the terms of which are substantially the same between the indentures, other than with respect to the trustees. A copy of each indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether such securities will be senior or subordinated;

  •
  applicable subordination provisions, if any;

  •
  whether such securities will be entitled to the benefits of the guarantees or any other form of guarantee;

  •
  conversion or exchange into other securities;

  •
  whether such securities will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption (including upon a "change of control") or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  conversion or exchange features;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of such securities can select the payment currency;

  •
  securities exchange(s) on which such securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for such securities;

  •
  extent to which a secondary market for such securities is expected to develop;

  •
  additions to or changes in the events of default with respect to such securities and any change in the right of the applicable trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the applicable indenture;

  •
  provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture; and

  •
  additional terms not inconsistent with the provisions of the applicable indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

        Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indentures, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of certain material terms of our amended articles of incorporation, bylaws and rights plan and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation, bylaw and rights plans, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.

General

        Our authorized capital structure consists of:

  •
  550,000,000 shares of common stock, without par value; and

  •
  15,000,000 shares of preferred stock, without par value, including 550,000 authorized shares of Series A Junior Participating Preferred Stock.

        As of October 26, 2015, there were 136,321,229 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  Voting

        The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

  Dividends

        Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.

  Liquidation Rights

        In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.

  Other matters

        Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

        When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:

  •
  the title or designation of the series;

  •
  the number of shares to be included in the series;

  •
  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

  •
  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

  •
  the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

  •
  whether the preferred stock being offered will be listed on any securities exchange;

  •
  if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

  •
  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or bylaws then in effect.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Certain Anti-Takeover Matters

        Certain provisions of our amended articles of incorporation and bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

  Classified Board of Directors

        The Indiana Business Corporation Law was amended effective July 1, 2009, to require every corporation that has a class of voting shares registered with the SEC under Section 12 of the Exchange Act to maintain a classified board structure whereby its directors are elected for staggered terms in office. Corporations that were publicly-held at the time the classified board mandate became effective had until July 31, 2009, to amend their bylaws to elect not to be subject to this requirement. We did not amend our bylaws within the prescribed time and, accordingly, we are required to maintain our current classified board structure. Our amended articles of incorporation and bylaws provide for a board of directors consisting of nine members, divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors.

        The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.

  Removal of Directors Only for Cause; Filling Vacancies

        Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.

  Advance Notice Requirements

        Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.

  Special Meetings of Shareholders

        Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.

  Restrictions on Certain Related Party Business Combination Transactions

        In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:

  •
  any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

  •
  any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

  •
  the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

  •
  any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

  •
  any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

        A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.

        The supermajority voting requirement does not apply, however, if:

  •
  the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

  •
  specified price, form of consideration and procedural requirements have been met.

  Amendment of Articles and Bylaws

        Our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.

  Rights Plan Provisions

        On July 26, 2006, our board of directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 7, 2006 and the attachment of one right for each subsequently issued share of common stock. Each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $185 per right. As a result of the two-for-one split of our common stock in February 2011, each right attaching to a share has automatically split so that one-half of a right is currently attached to each outstanding share of our common stock, and one-half of a right attaches to each newly-issued share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of July 26, 2006, between us and Computershare Investor Services LLC, as rights agent, as amended.

        Generally, if a person or group acquires 10% or more (or, in the case of certain passive investors, 15% or more) of our outstanding common stock, or upon occurrence of certain other events, the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. Generally, certain passive investors who do not state an intention (or reserve the right) to control or influence the Company's management or policies may continue to acquire up to 15% of the Company's common stock under certain circumstances. The rights, which expire in August 6, 2016, are redeemable by us at a redemption price of $0.01 per right.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the board of directors to negotiate with a potential acquiror on behalf of all of the shareholders.

  Indiana Business Combinations Statute

        We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.

        Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.

        In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

  •
  the title or designation of such warrants;

  •
  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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  the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

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  the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

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  if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

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  if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if necessary, a discussion of certain federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our Preferred Stock were outstanding during such periods. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is not separately stated from the ratio of earnings to fixed charges.

		Year Ended December 31,
	For the Nine Months Ended September 30, 2015
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	2.3x	3.9x	3.4x	3.7x	4.2x	4.4x

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings, as defined below, by fixed charges, as defined below. For this purpose, "earnings" consist of earnings before taxes (a) plus amortization of capitalized interest, distributed income of equity investees and fixed charges (b) less interest capitalized, and "fixed charges" consist of interest expensed and capitalized as well as estimated interest expense within rent. Interest for unrecognized tax benefits related to uncertain tax positions has not been included in the calculations.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Ball Corporation for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Rexam PLC as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 included as Exhibit 99.1 of Ball Corporation's Current Report on Form 8-K dated June 15, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$1,000,000,000

€1,100,000,000

Ball Corporation

$1,000,000,000 4.375% Senior Notes due 2020
€400,000,000 3.500% Senior Notes due 2020
€700,000,000 4.375% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.
Deutsche Bank Securities
BofA Merrill Lynch
KeyBanc Capital Markets
Mizuho Securities
Rabobank
ANZ Securities
BNP PARIBAS
Credit Agricole CIB
MUFG
PNC Capital Markets LLC
Santander
SMBC Nikko
TD Securities
UniCredit Capital Markets
RB International Markets (USA)
Barclays
The Williams Capital Group, L.P.

December 2, 2015